Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

LIFEPOINT HOSPITALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2013	PROXY STATEMENT	Notice of Annual Meeting of Stockholders
LIFEPOINT HOSPITALS, INC.		to be held on June 4, 2013

April 24, 2013

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the 2013 Annual Meeting of Stockholders, which is to be held on Tuesday, June 4, 2013 at 3:00 p.m. Central Daylight Time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The Annual Meeting is your opportunity to hear first-hand about LifePoint's priorities, challenges and opportunities. More importantly, it is your opportunity to have a say. I encourage you to sign and return your proxy card or vote by telephone or Internet prior to the meeting to ensure that your voice is heard. You can find voting instructions on page 7.

I am pleased to report to you that LifePoint Hospitals recorded another strong year in 2012. Our work continues to revolve around four strategic priorities:

  •
  growth — both organically and through acquisitions;

  •
  the delivery of high-quality care and service to our patients;

  •
  further advancing our reputation for operational excellence; and

  •
  attracting, developing and retaining great talent.

Our performance has been the result of sustained execution. For the year, we achieved revenues from continuing operations of $3.4 billion, an increase of 12% from the preceding year. Income from continuing operations attributable to LifePoint Hospitals, Inc. was $151.9 million, or $3.14 per diluted share.

Growing Larger, Stronger and More Effective.    The past year was one of strategic growth for LifePoint. Much of our growth was achieved through Duke LifePoint Healthcare, the innovative joint venture created in 2011 with a wholly-controlled affiliate of Duke University Health System, Inc. ("Duke") and LifePoint Hospitals, in which LifePoint is the majority owner.

During 2012, we completed three hospital acquisitions, two by Duke LifePoint Healthcare, that together represent approximately $400 million in annual revenues. Twin County Regional Hospital in Galax, Virginia ("Twin County") formed a joint venture with Duke LifePoint Healthcare. In September 2012, Duke LifePoint Healthcare acquired Marquette General Health System in Marquette, Michigan ("Marquette General"), a 315-bed federally designated Regional Referral Center that generates approximately $320 million in annual revenues and is the only tertiary hospital serving approximately 300,000 residents of Michigan's Upper Peninsula. This acquisition was another significant milestone, because it demonstrates that the Duke LifePoint Healthcare model can work throughout the country.

Our third acquisition last year, Woods Memorial Hospital ("Woods Memorial") in Etowah, Tennessee, allowed us to expand our regional presence and build a stronger, local continuum of care in collaboration with nearby LifePoint hospital, Athens Regional Medical Center.

We also continue to grow organically by expanding service lines in our hospitals. For instance, we continue to focus on adding high-intensity services, such as cardiology and oncology — two services that in the past required patients to migrate from their communities to larger urban hospitals.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	1

Growing in Talent and Expertise.    In early 2013, LifePoint announced the addition of Russell L. Holman, M.D. as our new Chief Medical Officer ("CMO"), replacing Dr. Lanny Copeland, who has served as LifePoint's CMO since the position was created in 2007. Dr. Copeland, who last summer announced his plans to retire, will continue to serve through a transition period as CMO Emeritus. Dr. Holman has more than 15 years of leadership experience in academic centers, managed care, corporate and community hospital settings. We look forward to his leadership.

We work hard to attract and cultivate high-performing talent, both clinical and non-clinical, at all levels throughout our organization. Through a variety of strategic talent and leadership development programs, we are building and strengthening talent and developing future leaders for our hospitals and our Company.

Fulfilling a Mission for Quality.    The people we treat in our communities are more than patients. They are our neighbors. In such an environment, the drive to provide the highest quality of care takes an even deeper meaning. We invest heavily in improving the quality of care, the services available, and the overall health of our communities.

We were particularly proud that the U.S. Centers for Medicare and Medicaid ("CMS") awarded a Hospital Engagement Network ("HEN") contract to our Company in December 2011. Working with CMS and our clinical staff across LifePoint, we are creating best practices to improve the delivery of quality care and patient safety, implementing these practices in our facilities and training our staff across the county to execute them. Of the 26 contracts CMS awarded, LifePoint was the only for-profit recipient. To us, that honor is both a point of differentiation and validation of our commitment to outstanding care.

Achieving Operational Excellence.    Over the years, LifePoint has built a reputation for operational excellence, with margins that have consistently ranked among the best in the industry. Last year, we made significant investments in implementing electronic health records ("EHR") systems in our hospitals that improve the flow of information, the quality of care that we provide, and the ability of our physicians to serve patients. By meeting CMS' "meaningful use" criteria for EHR systems, our hospitals qualify for federal stimulus dollars, which last year resulted in the recognition of other income of approximately $32.0 million.

We also entered into a shared services initiative with a third party to provide payroll, supply chain, and revenue cycle management services for our hospitals. This enhances our opportunities for savings and improved operational performance going forward by allowing our hospitals to focus more time and resources on what they do best — providing high quality patient care close to home.

Meeting the Challenge through Smart Solutions and Sound Execution.    In today's healthcare environment, hospitals of all sizes face an array of challenges: increasing pressure on reimbursement, changing patient mix, physician recruitment, increasing regulatory requirements, access to capital, technology requirements and infrastructure, and bottom-line accountability for quality care and improved outcomes. LifePoint's strategies address each of these challenges, and our experienced team has demonstrated an ability to implement our approaches in ways that turn strategies into solutions.

We believe we are well positioned to add value not only to the communities we serve, but across our industry. We are excited about what the future holds for LifePoint. We believe that by continuing to execute on our four strategic priorities, we will achieve our mission of Making Communities Healthier® and create long-term value for our stockholders.

Thank you for your interest and investment in LifePoint Hospitals.

Sincerely yours,

WILLIAM F. CARPENTER III
 Chairman and Chief Executive Officer

2	2013 Proxy Statement | LifePoint Hospitals, Inc.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	3

4	2013 Proxy Statement | LifePoint Hospitals, Inc.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 4, 2013
Time:	3:00 p.m. Central Daylight Time
Place:	511 Union Street, Suite 2700 Nashville, TN 37219

The Annual Meeting of Stockholders of LifePoint Hospitals, Inc. (the "Company") will be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Tuesday, June 4, 2013 at 3:00 p.m. Central Daylight Time. The purposes of the meeting are to:

  1.
  Elect two nominees as Class II directors of the Company;

  2.
  Ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013;

  3.
  Approve, on a non-binding advisory basis, compensation of the Company's named executive officers;

  4.
  Approve the Company's 2013 Long-Term Incentive Plan; and

  5.
  Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors set April 12, 2013 as the record date for the meeting. This means that stockholders of record of shares of common stock of the Company as of the close of business on that date are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

We will make available a list of stockholders of record as of the close of business on April 12, 2013 for inspection by stockholders for any purpose related to the meeting during normal business hours from May 24, 2013 to June 3, 2013 at the Company's principal place of business, 103 Powell Court, Brentwood, Tennessee 37027. The list will also be available to stockholders for any such purpose at the meeting.

By Order of the Board of Directors,

CHRISTY S. GREEN
 Vice President, Associate General Counsel
   and Corporate Secretary

April 24, 2013

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting. Please see the section titled "Proxy Statement" on page 7 for information about voting by telephone or internet, how to revoke a proxy and how to vote shares in person.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	5

AGENDA

AGENDA

This agenda highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider and you should read the entire proxy statement before voting.

2013 Annual Meeting of Stockholders

• Date and Time: June 4, 2013, 3:00 p.m. Central Daylight Time	• Record Date: April 12, 2013
• Place: 511 Union Street, Suite 2700 Nashville, Tennessee 37219	• Meeting Webcast: www.lifepointhospitals.com/investor-relations/

Voting Matters and Board Recommendations

Agenda Item	Our Board's Recommendation	Page Reference (for more detail)

1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company's business and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	8

2. Ratification of Selection of Independent Registered Public Accounting Firm As a matter of good corporate governance, the Board is asking stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.	FOR	44

3. Advisory Vote to Approve Executive Compensation The Board is asking stockholders to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement. In 2012, stockholders voted 85.08% in favor of the executive compensation program.	FOR	46

4. Approve the Company's 2013 Long-Term Incentive Plan ("2013 Plan") The Board is asking stockholders to approve the 2013 Plan, which replaces the Amended and Restated 1998 Long-Term Incentive Plan ("LTIP") and the Amended and Restated Outside Directors Stock and Incentive Compensation Plan (the "Directors Plan") and establishes the number of shares available for issuance under the 2013 Plan.	FOR	47

6	2013 Proxy Statement | LifePoint Hospitals, Inc.

PROXY STATEMENT

 PROXY STATEMENT

As a holder of common stock ("Common Stock") of LifePoint Hospitals, Inc., this Proxy Statement and the Annual Report to Stockholders for the Year Ended December 31, 2012 (the "Annual Report to Stockholders") are available to you on the Internet or, upon your request, will be delivered to you by mail or email in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2013 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2013 at 3:00 p.m. Central Daylight Time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, (the "Annual Meeting") and at any adjournments or postponements thereof. Distribution of the Notice of Internet Availability of Proxy Materials is scheduled to begin on or about April 24, 2013.

Only owners of record of shares of Common Stock of the Company as of the close of business on April 12, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On April 12, 2013, there were 47,389,710 shares of Common Stock issued and outstanding.

You can ensure that your shares are voted at the Annual Meeting by submitting your voting instructions by telephone or by Internet, or if you requested a hard copy of the proxy materials, by completing, signing, dating and returning the proxy card accompanying the materials in the envelope provided to you. Submitting your voting instructions or proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting. We encourage stockholders to submit proxies in advance of the Annual Meeting. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your shares of Common Stock are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2013

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on Form 10-K are available under the "Investor Relations" section of the Company's website at www.lifepointhospitals.com.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	7

ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, which consists entirely of independent directors, the Company's Board of Directors has nominated two directors for election at the Annual Meeting to hold office until the annual meeting of stockholders in 2016 or until their successors have been elected and qualified.

 Election of Directors

The Company's Board of Directors consists of eight members, seven of whom are independent. The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year.

Director Nomination Process

Board Nominations

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for any director position and for recommending to the Board of Directors a slate of nominees for election at each annual meeting of stockholders. Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. The Corporate Governance and Nominating Committee will evaluate all potential nominees in the same manner.

Stockholder Nominations

The information required to be provided by a stockholder nominating a candidate for the Board of Directors is set forth in the Company's By-Laws. The deadlines for timely submission by stockholders of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) at the 2014 annual meeting of stockholders is described in this Proxy Statement under the caption "Additional Information — Other Stockholder Proposals for Presentation at the 2014 Annual Meeting." The Corporate Governance and Nominating Committee will consider nominations by any Company stockholder of record who is entitled to vote at the applicable meeting and who has complied with the notice procedures set forth in the Company's By-Laws.

Nominations by stockholders of persons for election to the Board of Directors also may be made at a special meeting of stockholders if the stockholder's notice required by the Company's By-Laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Director Evaluations

Prior to nominating any director for additional terms, the Corporate Governance and Nominating Committee conducts an annual performance evaluation of the Board of Directors, its committees and the directors, including the Lead Director and the Chairman and Chief Executive Officer. As part of this process, Mr. Gilbert, the Company's Executive Vice President, Chief Legal Officer and Corporate Governance Officer, interviews each director privately in an effort to identify any concerns that have not otherwise been identified in the evaluations. Additionally, the Corporate Governance and Nominating Committee receives a report from Mr. Gilbert regarding any matters of concern found through his review of detailed background checks conducted by a third party. The Corporate Governance and Nominating Committee also considers a number of subjective, objective, qualitative and quantitative factors before recommending any nominee to the Board of Directors.

8	2013 Proxy Statement | LifePoint Hospitals, Inc.

ELECTION OF DIRECTORS

 Director Qualifications

The general experience, qualifications, attributes and skills established by the Corporate Governance and Nominating Committee for directors are included in the Company's Corporate Governance Standards, which may be found under the "Investor Relations — Corporate Governance" section of our website at www.lifepointhospitals.com. The Company believes that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and sound judgment. The Company endeavors to have a Board of Directors with diverse experience.

Information regarding each director's specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director of the Company is presented below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" BOTH OF THE NOMINEES.

 Nominees for Election: Class II Directors — Term will expire in 2016

Director since: 2008 Independent	Gregory T. Bier Age: 66 Director since 2008
  Having been a certified public accountant for over three decades, Mr. Bier brings to the Board of Directors financial expertise, public company accounting experience and experience with auditing of healthcare service providers.

Mr. Bier was the managing partner of the Cincinnati office of Deloitte & Touche LLP from 1998 until his retirement in 2002. In 1968, he joined Haskins & Sells, which later became a part of Deloitte & Touche, and became a certified public accountant in 1970. Mr. Bier currently serves as a director of Cincinnati Financial Corporation (NASDAQ: CINF), a public company that markets commercial, personal and life insurance through independent insurance agencies, and previously served on the audit committee of Catholic Healthcare Partners, one of the largest not-for-profit health systems in the United States, from 2002 to 2007.

Director since: 1999 Independent
DeWitt Ezell, Jr.                         Age: 74            Director since 1999
  Mr. Ezell brings to the Board of Directors decades of executive experience with regulated entities and experience with a large healthcare payor.

Mr. Ezell served for over 37 years in various positions, including engineering, regulatory and public relations, with BellSouth Corporation, a communications services company, and served as the state president of Tennessee for BellSouth Corporation from January 1990 until his retirement in April 1999. Mr. Ezell served as the chairman of the board of BlueCross BlueShield of Tennessee, a non-profit health insurance company, from 2005 until April 2009.

Continuing Directors

Stockholders are not voting at this Annual Meeting on the election of Class III or Class I directors, who will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and qualified.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	9

CONTINUING DIRECTORS

 Class III Directors — Term will expire in 2014

Director since: 2006 Chairman and Chief Executive Officer
William F. Carpenter III             Age: 58            Director since 2006
  Mr. Carpenter brings to the Board of Directors his perspective as the Company's Chief Executive Officer, decades of legal, development and corporate governance experience and the perspective gained from serving on the board of directors of the Federation of American Hospitals since 2006, including two terms as Chair.

Mr. Carpenter has served as Chief Executive Officer ("CEO") of the Company since June 2006 and as Chairman of the Company since December 2010. Prior to June 2006, Mr. Carpenter served as Executive Vice President of the Company from February 2004 until his appointment as CEO. In addition, Mr. Carpenter served as General Counsel and Secretary of the Company from May 1999 to June 2006 and Corporate Governance Officer from February 2003 to June 2006. From May 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company.

Director since: 2000 Independent
Richard H. Evans                        Age: 68            Director since 2000
  Mr. Evans brings to the Board of Directors decades of expertise in managing employee-intensive businesses, consumer-facing organizations and entities with substantial real estate holdings.

Mr. Evans has been the chairman of Evans Holdings, LLC, a real estate investment and real estate services company, since April 1999. Prior to that time, Mr. Evans served as chief executive officer of Huizenga Sports and Entertainment Group, Madison Square Garden Corporation and Radio City Music Hall Productions, chief operating officer of Gaylord Entertainment Company and chief operating officer and corporate director of Florida Panthers Holdings, Inc. Mr. Evans currently serves as a member of the board of directors of TharpeRobbins Company, Inc., an employee recognition company, and as a member of the business advisory board of Gridiron Capital, LLC, a private equity firm, and is a limited partner in Gridiron Strategic Partners Fund. Mr. Evans previously served as a member of the board of governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League, and as a director of Genesco, Inc. (NYSE: GCO), a specialty retailer, and Bass Pro Shops, an outdoor specialty retailer.

Director since: 2005 Independent
Michael P. Haley                        Age: 62            Director since 2005
  Mr. Haley brings to the Board of Directors substantial executive experience and community leadership in markets like those in which the Company operates.

Mr. Haley has served as an advisor to Fenway Partners, LLC, a private equity investment firm, since April 2006 and a managing director of its affiliate, Fenway Resources, since 2008. From 2007 to 2012, Mr. Haley served as executive chairman of Coach America, a transportation services operator. Mr. Haley is chairman of the board of directors of Stanley Furniture Company (NASDAQ: STLY), a furniture manufacturer, and is a member of the board of directors of American National Bankshares, Inc. (NASDAQ: AMNB), a bank holding company and Ply Gem Industries, Inc., a producer of window, door and siding products for the residential construction industry. Mr. Haley served as chairman from January 2005 to June 2005 and as president and chief executive officer from 2001 to 2005 of MW Manufacturers, Inc., a subsidiary of Ply Gem Industries, Inc. Mr. Haley previously served on the board of the Martinsville-Henry County United Way and as chairman of the board of trustees of Memorial Hospital of Martinsville and of the Martinsville-Henry County Economic Development Corporation.
10	2013 Proxy Statement | LifePoint Hospitals, Inc.

CONTINUING DIRECTORS

 Class I Directors — Term will expire in 2015

Director since: 2007 Independent	Marguerite W. Kondracke Age: 67 Director since 2007
  Ms. Kondracke brings to the Board of Directors experience in dealing with the legislative and executive branches of government and executive experience in healthcare and other caregiving services, including experience as a chief executive officer.

Ms. Kondracke served as president and chief executive officer of America's Promise Alliance, a not-for-profit children's advocacy organization, since October 2004 until her retirement in May 2012. Prior to that time, Ms. Kondracke served as special assistant to U.S. Senator Lamar Alexander, as well as the staff director, Senate Subcommittee on Children and Families, between April 2003 and September 2004. From September 2001 to March 2003, Ms. Kondracke served as president and chief executive officer of The Brown Schools, a leading provider of behavioral services for adolescents. Ms. Kondracke is the co-founder, former chief executive officer and current board member of Bright Horizons Family Solutions, LLC (NYSE: BFAM), which provides childcare and other workplace services for employers and families. Ms. Kondracke is currently a member of the board of directors of Saks, Inc. (NYSE: SKS), which operates department stores in the United States and overseas, and Rosetta Stone, Inc. (NYSE: RST), a provider of technology-based language learning solutions. Ms. Kondracke also serves on the board of trustees of Duke University and Duke University Medical Center. Her prior experience includes having served as Commissioner of Human Services for the State of Tennessee, where her responsibilities included making eligibility determinations for the state's Medicaid program. She earlier served in various leadership capacities for the Tennessee Department of Public Health.

Director since: 1999 Independent
John E. Maupin, Jr.                    Age: 66            Director since 1999
  Dr. Maupin brings to the Board of Directors diverse experience as an executive in academic medicine, public health and ambulatory healthcare, as well as experience in dealing with the legislative and executive branches of government and agencies within the U.S. Department of Health and Human Services.

Dr. Maupin has served as president and chief executive officer of Morehouse School of Medicine since July 2006. From July 1994 through June 2006, he was president and chief executive officer of Meharry Medical College. His other senior administrative positions have included executive vice president and chief operating officer of the Morehouse School of Medicine; chief executive officer of Southside Healthcare, Inc., Atlanta, Georgia; and Deputy Commissioner for Medical Services, Baltimore City Health Department, Baltimore, Maryland. Dr. Maupin has served on numerous health-related advisory councils and scientific panels. Most notably, in 2010, Dr. Maupin was appointed to the National Healthcare Workforce Commission, which was created by the Patient Protection and Affordable Care Act to serve as a national advisory resource to the U.S. Congress and President. Dr. Maupin is a director of HealthSouth Corporation (NYSE: HLS), a post-acute healthcare management company, and Regions Financial Corporation (NYSE: RF), a bank holding company. He also serves as a director/trustee for VALIC family of funds, a group retirement fund complex.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	11

DIRECTOR COMPENSATION

Director since: 2002 Independent Lead Director
Owen G. Shell, Jr.                      Age: 76            Director since 2002
  Mr. Shell brings to the Board of Directors his perspective from several years as Lead Director and non-executive Chairman of the Company, as well as his decades of financial experience as an executive in a highly regulated industry.

Mr. Shell currently serves as the Company's Lead Director and served as non-executive Chairman of the Company's Board of Directors from 2006 to December 2010. Mr. Shell has over 40 years of financial experience as an executive in the banking industry. He served as president of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. From 1986 through 1996, Mr. Shell served as the president of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including chairman, president and chief executive officer of First American National Bank in Nashville, Tennessee. From 2004 to 2007, Mr. Shell served as a director of Central Parking Corporation, the nation's largest parking services provider at the time.

DIRECTOR COMPENSATION

Mr. Carpenter, the Company's Chairman and CEO, does not receive compensation for serving as a member of the Board of Directors. The Compensation Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board of Directors regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services. Under the Compensation Committee's charter, the Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation. In 2012, the compensation consultant provided the Compensation Committee with information on peer comparisons for director compensation. The compensation consultant also reported on current trends in director compensation. In making non-employee Director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of non-employee directors generally, as well as committee chairs, and the forms of compensation paid to non-employee directors by comparable companies. Following the annual meeting each year, the Board of Directors, upon recommendation of the Compensation Committee, determines the compensation payable to non-employee members of the Board of Directors through the date immediately preceding the next annual meeting of stockholders.

The current stock and incentive compensation program for non-employee directors, the Directors Plan, has been in effect since May 12, 2009. If our stockholders vote to approve Proposal 4, the Directors Plan will be replaced by the 2013 Plan. For more information about the 2013 Plan, see "Proposal 4" on page 47.

2012 Annual Compensation

2012 annual compensation for our non-employee directors included an annual cash retainer of $125,000 payable to non-employee directors and an additional annual cash retainer of $125,000 payable to the Lead Director of the Board of Directors through the date immediately preceding the Annual Meeting. An additional cash retainer of (i) $20,000 per year is payable to the Chair of the Audit and Compliance Committee, (ii) $15,000 per year is payable to the Chair of the Compensation Committee and (iii) $10,000 per year is payable to the Chair of the Corporate Governance and

Nominating Committee. No meeting fees are paid. Each of the foregoing annual fees is paid in four quarterly installments. Directors are also reimbursed for expenses incurred relating to attendance at Board and committee meetings. Non-employee directors may also elect to defer payment of all or any part of their directors' fees. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion (in

12	2013 Proxy Statement | LifePoint Hospitals, Inc.

DIRECTOR COMPENSATION

multiples of 25%) of his or her annual retainer payable for such term, a deferred stock unit award pursuant to the Directors Plan. Such an election applies to the number of deferred stock units determined by dividing (a) the additional annual retainer amount that would have been payable to the non-employee director in cash in the absence of his or her election, by (b) the fair market value of a share of Common Stock on the date of grant. No cash fees were deferred in 2012.

In addition to the cash compensation described above, on June 6, 2012, pursuant to the Directors Plan, the Board of Directors, upon recommendation of the Compensation Committee, approved the grant of approximately $170,000 of deferred restricted stock awards to each of the non-employee directors. The terms of the grant provided that these awards would become fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (1) six months and one day following the date of grant; (2) the death or disability of the non-employee director; or (3) a "change in control" (as defined in the Directors Plan) of the Company. The awards became fully vested on December 7, 2012. The non-employee director's receipt of shares of Common Stock pursuant to the restricted stock award is deferred until the first business day following the earliest to occur of (A) the third anniversary of the date of grant, or (B) the date the non-employee director ceases to be a member of the Board of Directors.

The Board of Directors believes that our compensation program for non-employee directors:

•
ties a large portion of the non-employee directors' compensation to stockholder interests because the value of the equity awards made under the Directors Plan fluctuates up or down depending on the stock price;

•
focuses on the long term, since the receipt of the shares of Common Stock granted is deferred until the earlier of three years from the date of grant or the date the director ceases to be a member of the Board of Directors;

•
is simple to understand and communicate; and

•
is equitable based on the work required of non-employee directors serving an entity of the Company's size and scope in a highly regulated industry undergoing substantial change.

Certain information concerning the compensation of non-employee directors for 2012 is set forth in the table below. Mr. Carpenter, the Company's Chairman and CEO, does not receive compensation for serving as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Gregory T. Bier	$145,000	$170,027	$315,027

Richard H. Evans	140,000	170,027	310,027

DeWitt Ezell, Jr.	125,000	170,027	295,027

Michael P. Haley	125,000	170,027	295,027

Marguerite W. Kondracke	125,000	170,027	295,027

John E. Maupin, Jr.	135,000	170,027	305,027

Owen G. Shell, Jr.	250,000	170,027	420,027

(1)
Reflects the cash fees paid to each non-employee director. In addition to the annual cash retainer, Mr. Shell received an additional $125,000 for service as the Lead Director, Mr. Bier received $20,000 for service as chair of the Audit Committee, Mr. Evans received $15,000 for service as chair of the Compensation Committee, and Dr. Maupin received $10,000 for service as chair of the Corporate Governance and Nominating Committee. No cash fees were deferred in 2012.

(2)
Reflects the grant date fair value for deferred restricted stock awards granted under the Directors Plan, in accordance with Accounting Standards Codification ("ASC") 718-10, "Compensation — Stock Compensation" ("ASC 718-10"). The assumptions used in calculating the values are set forth in Note 8 to the Company's financial statements included in the 2012 Annual Report on Form 10-K.
LifePoint Hospitals, Inc. | 2013 Proxy Statement	13

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The governance structure of the Company is designed to enable the Board of Directors to be an active, collegial body that is prepared to make prompt, principled decisions, provide sound advice and counsel and monitor the Company's compliance efforts, risk management and performance. The key practices and procedures of the Board of Directors are outlined in the Corporate Governance Standards available under the "Investor Relations — Corporate Governance" section of the Company's website at www.lifepointhospitals.com. In addition, this section of our website makes available all of the Company's corporate governance materials, including

  •
  the Company's Certificate of Incorporation and By-Laws;

  •
  the charters for each Board committee;

  •
  the Company's Code of Ethics and Code of Conduct;

  •
  the Company's Related Person Transactions Policies and Procedures;

  •
  the Company's Recoupment Policy;

  •
  the Company's Insider Trading Policy; and

  •
  the Company's Stock Ownership Guidelines.

Instructions for how to communicate with our Board of Directors is also included in this section of our website. The Board of Directors regularly reviews developments in corporate governance and updates our Corporate Governance Standards and other governance documents as it deems necessary and appropriate.

Board Leadership Structure

The fundamental duties of the Board of Directors are to:

•
oversee the CEO and senior management in the appropriate operation of the Company;

•
advise the CEO and senior management with respect to the conduct of the Company's business and its strategic direction; and

•
protect the long-term interests of the stockholders.

To satisfy these duties, the non-employee directors take a proactive approach through active and frequent communication with the CEO and other members of senior management, by setting the correct "tone at the top" and ensuring that it permeates the Company's relationships, and by defining what information the Board of Directors should receive and how. The Board of Directors sets its own meeting agendas through its Lead Director and committee chairs. The By-Laws and the Corporate Governance Standards of the Company allow the Chairman and CEO roles to be held by the same person, and in such case, the Board of Directors is required to have an independent Lead Director.

Currently, the offices of Chairman of the Board and CEO of the Company are held by the same person.

Board Leadership Structure

•
Chairman of the Board and CEO: William F. Carpenter III

•
Lead Director: Owen G. Shell, Jr.

•
Active engagement by all directors, including seven independent directors

The Board believes that this is the optimal structure to guide the Company and maintain the focus required to achieve our business goals.

From 2006 to December 2010, the Company had a non-executive Chairman. In December 2010, the Board of Directors determined that the Company's stockholders would be best served by electing Mr. Carpenter to be Chairman of the Board. The Board of Directors reached this decision after considering the following:

  •
  the Company's governance structure and how it functioned;

  •
  the number of companies in the healthcare services industry that combined the Chairman and CEO roles;

  •
  Mr. Carpenter's contributions to the Company, including a recognition of his role
14	2013 Proxy Statement | LifePoint Hospitals, Inc.

CORPORATE GOVERNANCE

    in setting the Company's strategic direction and in attracting new executive management to the Company; and

  •
  the importance of the Lead Director position, as defined by the Company and set out in the written job description of the Lead Director in the Company's Corporate Governance Standards.

As required by the Company's By-Laws and Corporate Governance Standards when the Chairman and CEO roles are held by the same person, the independent members of the Board of Directors must select a Lead Director. Mr. Shell, who previously served as the non-executive Chairman of the Board, serves as the Lead Director. The Lead Director:

  •
  advises and counsels the Chairman;

  •
  coordinates with the Chairman on the agenda and format for meetings of the Board of Directors;

  •
  chairs executive sessions of the Board of Directors; and

  •
  serves as a primary liaison between the independent directors and the CEO.

    Importantly, all Board members play an active role in overseeing the Company's business, both at the Board and the committee level. The Board of Directors is comprised of one director who serves as a member of management and seven non-employee directors. The Board of Directors has determined that all Board members except the Company's Chairman and CEO, Mr. Carpenter, are independent in accordance with the applicable rules of The NASDAQ Stock Market LLC ("NASDAQ"). All committee members, except Mr. Carpenter, who serves as chair of the Quality Committee, are independent in accordance with NASDAQ's listing standards. The non-employee directors are skilled and experienced leaders in business, education, government and public policy. The Board believes that this leadership structure — a combined Chairman of the Board and Chief Executive Officer, a Lead Director, active and strong non-employee directors and committees led primarily by independent directors — is the most effective for the Company at this time.

Board Meetings and Committees

Directors are expected to attend all meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board of Directors held eight meetings (including regularly scheduled and special meetings) during 2012. All directors attended the 2012 annual meeting of stockholders. Additionally, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which the director served. At each of its regularly scheduled meetings, the Board of Directors meets in executive sessions in which Mr. Carpenter and other members of management do not participate. The Lead Director presides over these sessions.

Director Education

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with the Company's business,

industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management and other sources, including customized governance presentations by nationally recognized corporate governance leaders. Additionally, the Company, its executives and its directors are all members of the National Association of Corporate Directors.

Committees of the Board of Directors

The Board of Directors has adopted written charters for each of its four standing committees: the Audit and Compliance Committee; the Compensation Committee; the Corporate Governance and Nominating Committee; and the Quality Committee. The committee charters are available on the Company's website under the "Investor Relations — Corporate Governance" section at www.lifepointhospitals.com. Except for the Quality Committee, the committees of the Board of Directors are composed exclusively of independent directors.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	15

CORPORATE GOVERNANCE

Audit and Compliance Committee

The Audit and Compliance Committee is primarily responsible for:

  •
  selecting and overseeing the services performed by the Company's independent registered public accounting firm;

  •
  evaluating the Company's accounting policies and its system of internal controls;

  •
  monitoring compliance with the Code of Conduct and the Code of Ethics; and

  •
  monitoring and overseeing the internal audit and compliance departments of the Company and their respective work plans and programs.

The Board of Directors has determined that Gregory T. Bier, Chair of the Audit and Compliance Committee, is qualified as an "audit committee financial expert," as defined by the U.S. Securities and Exchange Commission ("SEC") rules, and that each member is independent in accordance with the applicable rules of NASDAQ. The report of the Audit and Compliance Committee is on page 45.

Compensation Committee

The Compensation Committee is primarily responsible for:

  •
  reviewing the compensation policies and practices of the Company and its subsidiaries;

  •
  approving compensation arrangements for the CEO and other senior management of the Company;

  •
  administering the Company's compensation plans; and

  •
  annually reviewing the Company's Compensation Discussion and Analysis prepared according to SEC requirements and discussing the same with the Company's management.

The Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The report of the Compensation Committee is on page 19.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is primarily responsible for:

  •
  identifying persons qualified to become members of the Board of Directors and, when appropriate, recommending such persons to the Board of Directors as proposed nominees for Board membership;

  •
  ensuring that a succession plan is in place for the position of CEO and other senior management positions;

  •
  leading the Board of Directors in its annual review of the performance of the Board of Directors, its committees and individual directors; and

  •
  regularly reviewing and considering evolving governance practices.

During 2012, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors.

Quality Committee

The Board of Directors of the Company has established the Quality Committee to monitor and provide leadership with respect to the quality of care provided at hospitals owned by the Company. The Quality Committee has the authority and responsibility to:

  •
  monitor the Company's performance on established internal and external benchmarking regarding clinical performance and outcomes;

  •
  facilitate the development of industry best practices based on internal and external data comparisons;

  •
  consult with the Company's clinical leadership regarding leading edge strategies, including clinical practices to be evaluated for the Company's adoption;

  •
  foster enhanced awareness of the Company's clinical performance; and

  •
  help to establish a long-term, strategic clinical vision for the Company.
16	2013 Proxy Statement | LifePoint Hospitals, Inc.

CORPORATE GOVERNANCE

The following table describes the current members of each of the committees and the number of meetings held during 2012.

Board Oversight of Risk

The Board of Directors considers risk oversight a high priority. The role of the Board of Directors is to oversee and monitor the Company's risk management processes. Throughout the year, the Board of Directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics. The Board of Directors has delegated responsibility for the oversight of specific risks to the following committees:

•
The Enterprise Risk Management Committee of the Company, which is comprised of individuals from all major areas of the Company including operational, financial, human resource, legal and risk functions of the Company, is responsible for, among other things, establishing a comprehensive process for the management of risk across the Company and measurement methodologies for quantifying, comparing, benchmarking and prioritizing risks facing the Company;

•
The Audit and Compliance Committee oversees the Company's guidelines, policies and processes for monitoring and mitigating risk relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance efforts. The Audit and Compliance Committee oversees the internal audit function and the Company's ethics programs, including the Code of Conduct and Code of Ethics, and receives reports from the Company's compliance and audit services departments at each of its regular meetings;
•
The Compensation Committee monitors any risks related to the Company's executive compensation policies and practices and the Company's compensation practices in general. As discussed in more detail in the Compensation and Discussion Analysis beginning on page 20, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive aspect of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation;

Oversight of Risk

•
The Board of Directors oversees risk management.

•
Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.

•
Company management is charged with managing risk, through robust internal processes and strong internal controls.

•
The Corporate Governance and Nominating Committee oversees risks related to the Company's governance structure and processes; and

•
The Quality Committee plays a significant role in evaluating risks with respect to clinical performance and industry practices.
LifePoint Hospitals, Inc. | 2013 Proxy Statement	17

CORPORATE GOVERNANCE

Code of Conduct and Code of Ethics

The Company has a Code of Conduct that provides guidance to the Board of Directors and all employees, including the Company's senior management. The Board of Directors has also adopted a Code of Ethics for the Company's CEO, principal financial officer, principal accounting officer, controller and persons performing similar functions, which specifically addresses the unique roles of these officers in corporate governance. Many of the topics covered in the Code of Ethics are also addressed in the Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to comply with, the Code of Conduct.

The Code of Conduct and the Code of Ethics are available under the "Investor Relations — Corporate Governance" section of the Company's website at www.lifepointhospitals.com.

Compliance Hotline

The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting, internal controls or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company's personnel, including with respect to the Company's accounting, internal controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern through an external compliance hotline by calling 877-508-5433. The hotline services are available 24 hours a day, seven days a week. All calls to the compliance hotline will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chair of the Audit and Compliance Committee.

Anti-Hedging and Short Sale Policies

Our Insider Trading Policy prohibits the Company's directors and officers and all employees located in the Hospital Support Center from trading in options, warrants, puts and calls or similar instruments on Company securities or selling Company securities "short." Margin loans and other pledge arrangements involving the Company's stock may be approved only on a case-by-case basis. No Named Executive Officer or director of the Company currently has any such arrangement.

Independence and Related Person Transactions

Independence Determinations

Under the listing standards of the NASDAQ and the Company's Corporate Governance Standards, the Board of Directors must consist of a majority of independent directors. In making independence determinations, the Board of Directors observes NASDAQ and SEC criteria and considers all relevant facts and circumstances. Under NASDAQ listing standards and the Company's Corporate Governance Standards, to be considered independent:

•
The director must not have a disqualifying relationship, as defined in NASDAQ listing standards; and

•
The Board of Directors must affirmatively determine that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization which has a material relationship with the Company, and meets the independence standards established by NASDAQ, and all other applicable laws, rules and regulations regarding director independence in effect from time to time.

The Board of Directors, through its Corporate Governance and Nominating Committee, regularly reviews all relevant business relationships any director or nominee for director may have with the Company. As a result of its review, the Board of Directors has determined that none of the directors, other than Mr. Carpenter, the Company's Chairman and CEO, has a material relationship with the Company and, as a result, all of the directors other than Mr. Carpenter are independent.

All of the Directors who serve as members of the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent as required by NASDAQ listing standards. Under these rules, Audit and Compliance Committee members also satisfy the separate SEC independence requirement that provides that no member may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than compensation for services as a director.

18	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION COMMITTEE REPORT

Related Person Transaction Policy and Process

In addition to the Company's Corporate Governance Standards, Code of Conduct and Code of Ethics, the Board of Directors has approved written policies and procedures that govern the review, approval and/or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and each of their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in any single calendar year. A copy of the Related Person Transactions Policies and Procedures is available under the "Investor Relations — Corporate Governance" section of the Company's website at www.lifepointhospitals.com.

This policy is administered under the oversight of the Audit and Compliance Committee. To assist this committee in identifying potential related person transactions, each director and executive officer is annually required to identify his or her family members and provide certain information about them. The Company's Corporate Governance Officer disseminates a list of the related persons to various officers and departments of the Company so that such transactions can readily be identified. If a related person transaction is identified in advance and the Corporate Governance Officer determines that the transaction is subject to this policy, he must submit the transaction to the Audit and Compliance Committee (or its Chair, if time is of the essence) for consideration. The Audit and Compliance Committee may generally approve such transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders. The policy also enumerates certain related person transactions that are deemed automatically pre-approved by the Audit and Compliance Committee because the SEC has determined that such transactions are not required to be disclosed or they are unlikely to raise the concerns underlying the SEC's disclosure requirements.

During 2012, there were no reportable related person transactions for the Company, and no related person had any reportable indebtedness to the Company or any of its subsidiaries.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee of the Board of Directors consisted of Dr. Maupin, Messrs. Evans, Bier, Ezell, Haley and Shell and Ms. Kondracke. None of the members of the Compensation Committee has at any time been an officer or employee of the Company, nor has any of the members had any relationship requiring disclosure by the Company. None of the Company's executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on the Company's Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled "Compensation Discussion and Analysis" required by SEC Regulation S-K, Item 402(b) beginning on the following page. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company's 2012 Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Richard H. Evans, Chair
Gregory T. Bier
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke
John E. Maupin, Jr.
Owen G. Shell, Jr.

Dated: April 17, 2013

LifePoint Hospitals, Inc. | 2013 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the decisions the Compensation Committee, comprised solely of independent directors, made under those programs and the factors considered in making those decisions. Specifically, this section focuses on the compensation paid to the Company's "Named Executive Officers" or "NEOs." The NEOs for fiscal year 2012 were:

  •
  William F. Carpenter III, Chairman and Chief Executive Officer;
  •
  Jeffrey S. Sherman, Executive Vice President and Chief Financial Officer;
  •
  David M. Dill, President and Chief Operating Officer;
  •
  Paul D. Gilbert, Executive Vice President, Chief Legal Officer and Corporate Governance Officer;
  •
  Leif M. Murphy, Executive Vice President and Chief Development Officer; and
  •
  John P. Bumpus, Executive Vice President and Chief Administrative Officer.

Executive Summary

  The Company had strong financial results in 2012:

    •
    Revenues increased 12.1%
    •
    Revenues from acquisitions increased 230.6%
    •
    Adjusted EBITDA (which we define on page 28) increased 1.7%

  NEO compensation continues to align with the Company's strong financial performance:

    •
    Annual cash incentive awards were earned in excess of target
    •
    All performance targets related to restricted stock were earned
    •
    Same short-term incentive structure, with stretch goals
    •
    Same long-term incentive structure, to align long-term pay and performance
    •
    No material changes have been made to compensation program

  Governance features are designed to align executive compensation with stockholder interests:

    •
    Strong Lead Director and Committee Chairs with regular executive sessions in which only the independent directors participate
    •
    Stock ownership guidelines (3x base salary)
    •
    Recoupment policy
    •
    Insider Trading Policy that prohibits hedging and derivative transactions

  2013 Highlights to date:

    •
    Through our joint venture with Norton Healthcare, Inc., we completed the acquisition of Scott Memorial Hospital in Scottsburg, Indiana effective January 1, 2013
    •
    We entered into letters of intent or similar agreements to acquire Portage Health and Bell Hospital in Michigan and Fauquier Health in Virginia
    •
    We worked with the Federation of American Hospitals to successfully lead the efforts in Congress to extend government payments supporting small-town hospitals

20	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

 Company Performance

Consistent with our long-term focus, the chart below highlights certain aspects of our Company performance for the three year period ended December 31, 2012 compared to the year ended December 31, 2009.

2012 Significant Achievements

The tables below illustrate the Company's 2012 performance:

Revenues increased in 2012 by 12.1%, from $3,026.1 million to $3,391.8 million.

Adjusted EBITDA increased 1.7% in 2012, from $536.2 million to $545.6 million.

Revenues from acquisitions increased $275.1million, or 230.6%, from $119.3 million to $394.4 million.

Diluted earnings per share ("EPS") decreased 2.5% in 2012 from $3.22 to $3.14. We attribute this decrease to our investments in long-term growth and the challenging hospital reimbursement environment.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

 2012 Performance Drivers

Growth

•
Duke LifePoint Healthcare — Through Duke LifePoint Healthcare, our joint venture with Duke, we purchased Marquette General and acquired an 80% interest in Twin County.

•
Joint Venture with Norton Healthcare, Inc. — This relationship, formed in 2012, should allow us to grow in the Kentucky and Southern Indiana region and to offer the clinical and operational resources and expertise of both Norton and LifePoint.

•
Woods Memorial Hospital — In July, we completed the acquisition of Woods Memorial, which will partner with nearby LifePoint-owned Athens Regional Medical Center to strengthen our regional healthcare delivery in McMinn County and surrounding areas.

•
Licensed Beds — Our licensed beds increased nearly 9% from 6,048 to 6,581 beds.

High Quality Care and Service

•
Hospital Engagement Network ("HEN") — We are the only for-profit hospital system in a field of 26 organizations chosen to participate in the CMS Hospital Engagement quality initiative. The HEN is a national contract awarded by CMS which engages hospitals and hospital systems across the country to improve patient safety and quality care while lowering costs.

•
Advancement of safety culture — Through our Quality Department, we measured the safety culture at each of our hospitals and shared the results with the hospitals' front-line staff. We also offered a number of educational opportunities to promote the advancement of each hospital's understanding of safety culture.

•
Improved patient safety and quality care — As a result of our focus on safety and quality, we have achieved numerous positive process improvement results across our hospital system. For example, since 2010, we have seen a 91% reduction in the rate of reported early elective newborn deliveries prior to 39 weeks gestation and a 48% reduction in the incidence of hospital-acquired pressure ulcers stages 3 and 4. These significant patient outcomes are the result of our hospitals' ongoing clinical process improvement efforts for the communities we serve.

Operational Excellence

•
Stock repurchase — We repurchased approximately $89.5 million in shares through our authorized share repurchase program, increasing the per share value of our Common Stock.

•
Shared Services — In order to enhance our opportunities for savings and improved operational performance going forward, we initiated a shared service program in which a third party will provide supply procurement, accounts payable and revenue cycle services.

•
Electronic Health Records ("EHRs") — Throughout 2012, we made significant progress on our plan to adopt and use EHRs at our hospitals. In 2012, we invested more than $100 million in Information Technology projects, primarily in connection with the adoption of EHRs.

•
Credit Agreement — In July, we lowered our borrowing costs by entering into a new credit agreement. Our leverage rate is among the lowest in our industry and we believe our strong balance sheet will allow us to continue to meet our strategic goals.

High-Performing Talent

•
LifePoint Learning Academy — To develop talent at all levels of the Company, the LifePoint Learning Academy offers a variety of educational, mentoring and executive coaching programs. Two of the principal programs are the LifePoint Leadership Foundations and the LifePoint Strategic Leadership Development. The goal of the LifePoint Learning Academy is to enhance the skills of our leaders and, ultimately, all of our employees.

•
LifePoint Leadership Foundations — A four day leadership development program designed as an opportunity for LifePoint leaders to develop and enhance the competencies deemed necessary for effectiveness in their roles. Approximately 66 leaders participated in this program in 2012.

•
LifePoint Strategic Leadership Development — An 18-24 month program designed to provide our senior leaders with the knowledge and skills to meet today's challenges and tomorrow's opportunities. Approximately 28 leaders began this program in 2012.
22	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

 2012 Executive Compensation Highlights

How Pay is Tied to Company Performance

A high percentage of our executive compensation is performance-based. In 2012, approximately 89% of the CEO's total direct compensation (base salary, annual cash incentive award and long-term incentive awards) and an average of approximately 84% of the total direct compensation of the other NEOs was performance-based, meaning that it must be earned on the basis of Company goals and individual performance (in the case of the annual cash incentive awards) or that its future value, if any, is contingent upon the future performance of the Common Stock.

Executive Compensation Practices

Certain of our executive compensation practices are highlighted in the table below.

What We Do

•
Pay for Performance — A high percentage of our NEO compensation is at-risk.
•
Stock Ownership Guidelines — We have stock ownership guidelines of three times base salary and all of our NEOs are in compliance with these guidelines.
•
Independent Compensation Consultant — The Compensation Committee utilizes an independent compensation consultant.
•
Double Trigger — Change of control payments are made only if double trigger provisions are met.
•
Compensation Limits — We use caps on potential incentive payments and multiple performance targets to limit our NEO's aggregate compensation.
•
Recoupment — We have implemented a clawback policy.
•
Review of Share Utilization — We annually evaluate share utilization.

What We Don't Do

•
No Employment Contracts — We do not have employment agreements with our NEOs.
•
No Perquisites — We do not provide perquisites such as unreimbursed personal use of Company aircraft, cars or car allowances, club membership, financial planning or tax preparation assistance.
•
No Repricing of Stock Options — We do not grant stock option awards with reload features and we do not reprice stock options.
•
No Hedging Transactions or Short Sales by NEOs permitted — Our Insider Trading Policy prohibits our directors, officers and all employees located in the corporate offices from trading in options, warrants, puts and calls or similar instruments on Company securities or selling Company securities "short."

LifePoint Hospitals, Inc. | 2013 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

 How We Make Compensation Decisions

Philosophy and Principles of Executive Compensation

The foundation of the compensation philosophy for all of the Company's employees generally is the vision of making it a place where employees want to work, guided by the Company's High Five Guiding Principles. The executive compensation program aligns with the High Five Guiding Principles and is designed to balance stockholder interests with the Company's need to retain and motivate executive talent. The objective of the Company's executive compensation program is to provide compensation to its executive management team that will allow the Company to recruit, retain and motivate the exceptional caliber of leaders necessary to deliver sustained high performance to stockholders, patients and the communities where the Company's hospitals are located. When setting executive compensation, the Compensation Committee seeks to incorporate the following concepts:

•
Competitive:   Compensation must be competitive, in form and amount, with the compensation available from other employers and professional opportunities.

•
Performance-Based:  Compensation paid to the NEOs should be linked to the Company's performance, both short-term and long-term. The Company expects a close correlation between the compensation of the executives and the tactical and strategic success of the Company.

•
Equitable:  To foster an appropriate "tone at the top" and to ensure equity among all senior executives, the compensation paid to each NEO should be within a reasonable range of that paid to the other NEOs and other senior officers.

•
Risk-Tolerance:  The Company's compensation program must take into account the heavily regulated nature of its business, and the need for high quality care to be provided in its hospitals, and should not incentivize unacceptable risks (including any legal or ethical risks).

•
Simple:  The Company's compensation system should be easy to monitor, implement, understand and describe.
•
Aligned with stockholder interests:  The Company's compensation program should offer an appropriate return on investment for stockholders.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing the development and administration of the Company's compensation programs and practices.

The Chair of the Compensation Committee, currently Mr. Evans, has a significant role in determining the compensation recommendations made to the Compensation Committee for its consideration, and works closely with the Company's Executive Vice President and Chief Administrative Officer, Mr. Bumpus, and the independent compensation consultant in formulating such recommendations.

The compensation of individual NEOs is determined by the Compensation Committee based on the following:

•
review and approval of corporate incentive goals and objectives relevant to compensation;

•
evaluation of individual performance results in light of these goals and objectives;

•
evaluation of the competitiveness of each officer's total compensation package; and

•
approval of any changes to the total compensation package, including base salary and short- and long-term incentive award opportunities.

The Compensation Committee's Charter, which sets out its duties and responsibilities, can be found on the Company's website under the "Investor Relations — Corporate Governance" section at www.lifepointhospitals.com.

Role of the Chief Executive Officer

Mr. Carpenter provides input regarding compensation recommendations relating to the other NEOs to Mr. Bumpus or directly to the Chair of the Compensation Committee, Mr. Evans.

24	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Carpenter does not play any role with respect to any matter affecting his own compensation. Mr. Shell, the Company's Lead Director, directly and significantly influences compensation decisions made with respect to Mr. Carpenter. Mr. Shell reviews Mr. Carpenter's performance based on his observations and with input from all other independent directors. Mr. Shell then discusses these performance results with Mr. Evans, and they jointly provide recommendations regarding Mr. Carpenter's compensation to the Compensation Committee. Mr. Shell also discusses the results of this performance review with Mr. Carpenter.

Role of the Compensation Consultant

The Compensation Committee has retained, without recommendation from management, Mercer LLC ("Mercer") as its independent compensation consultant pursuant to a written consulting agreement. The compensation consultant reports directly to the Compensation Committee, and the Committee may replace Mercer or hire additional consultants at any time. A representative of the compensation consultant attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company's executive officers.

During 2012, Mercer performed the following specific services:

•
provided updates on executive compensation trends and external developments;

•
provided an annual competitive evaluation of total compensation for the NEOs;

•
provided information on CEO total compensation to the Compensation Committee, without prior review by the CEO;

•
reviewed Compensation Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Compensation Committee Chair, as appropriate;

•
assisted with the request for additional shares to be issued under our LTIP and Outside Directors Plan; and
•
reviewed drafts and commented on this Compensation Discussion and Analysis and the related compensation tables for the Proxy Statement.

Mercer is a subsidiary of Marsh & McLennan Companies, Inc., and, as a result, has over 700 affiliates that operate in numerous distinct areas of business unrelated to Mercer's compensation consulting practice. The Company paid Mercer and its affiliates an aggregate of $472,805 during 2012, of which $388,135 was for Mercer's services as compensation consultant. Of the remaining amount, $83,718 was paid to an affiliate of Mercer for a subscription software service utilized by the Company's risk department, and $952 was paid to an affiliate of Mercer for liability insurance at one of our subsidiaries. Neither the Compensation Committee nor the Board of Directors approved in advance the services of Mercer or its affiliates that were not related to executive compensation. Pursuant to NASDAQ's listing standards, if the Compensation Committee chooses to use a compensation consultant, the Committee must assess the consultant's independence. The Compensation Committee assessed Mercer's independence, taking into account the following factors:

•
the consultant's provision of other services to the Company other than its services to the Compensation Committee;

•
the amount of fees paid by the Company to the consultant as a percent of the consultant's total revenue;

•
the policies and procedures the consultant has in place to prevent conflicts of interest;

•
any business or personal relationships between the consultant and the members of the Compensation Committee;

•
any ownership of Company stock by the individuals performing consulting services for the Compensation Committee; and

•
any business or personal relationship of Mercer with an executive officer of the Company.

After consideration of the factors above, the Compensation Committee determined that Mercer is independent and that no conflicts of interest exist.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Use of Competitive Data

The Compensation Committee relies on various sources of compensation information provided by Mercer to understand the competitive market for the Company's executive officers, including the NEOs. The Compensation Committee uses compensation data compiled from proprietary surveys provided by Mercer, paying particular attention to a group of five publicly traded hospital management companies and eight other publicly traded health services companies that are the general size of the Company, considering revenue, market capitalization and other appropriate indicators (the "Peer Group").

To assess the competitiveness of the Company's executive compensation program, Mercer analyzes Peer Group proxy compensation data as well as compensation and benefits survey data from a larger group of companies developed by national compensation consulting firms. As part of this process, Mercer measures actual pay levels within each compensation component and in the aggregate. Mercer also reviews the mix of the Company's compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee uses the compensation practices of the companies in the Peer Group to benchmark the compensation paid to the NEOs. In addition, the Compensation Committee also takes into account various factors such as the Company's performance within the Peer Group, the unique characteristics of an individual's position, and any succession and retention considerations. When exercising its judgment in this regard, the Compensation Committee considers other factors including the experience, responsibilities and performance of each NEO, the performance of the NEOs as a team and the Company's overall financial performance. The Compensation Committee also takes into account whether each NEO is, in its judgment, fairly compensated and sufficiently incentivized to remain with the Company.

The Compensation Committee recognizes that the NEOs have significant experience relevant to the execution of the Company's strategic initiatives and goals. The NEOs have substantial operating history with the Company. As a result, when considering the retention risk posed by the compensation decisions made with respect to each NEO, the Compensation Committee takes into account the disruption that could be caused by the unplanned departure of one or more NEOs, including the time required for any successor to fully transition into his or her duties, and the costs required to replace an NEO (or fill the position vacated by his or her internal successor) with an external candidate.

Allocation of Compensation Elements and Tally Sheets

The Compensation Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive awards and long-term incentive awards. The Compensation Committee determines the size of each element based primarily on Peer Group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an NEO's responsibilities within the Company, with at-risk performance-based incentive compensation making up a greater percentage of total compensation for the most senior executive officers.

The Compensation Committee uses tally sheets to review the compensation of the NEOs, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for the last three years for each component of compensation, the value of all equity granted to each NEO, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the Compensation Committee with the relevant information necessary to determine whether the balance between long-term and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company.

26	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, annual cash incentive and long-term equity compensation. As illustrated in the chart to the right, in 2012, approximately 86% of average total direct compensation to the NEOs was performance-based and not guaranteed.

Base Salary

Base salary is the fixed component of the total direct compensation of the NEOs and is determined on an annual basis by the Compensation Committee. The Compensation Committee believes that base salary should be targeted within the range of base salaries for comparable executives at companies in the Peer Group, and that it should also take into account other relevant factors such as the NEO's unique roles and responsibilities, his or her performance over a period of years, experience, results and internal equity. Accordingly, the base salary of an NEO may be above or below the median of the applicable range of base salaries paid by the Peer Group.

In 2012, the Compensation Committee increased Mr. Carpenter's base salary by 3.3%. The Compensation Committee believed this adjustment was appropriate in light of Mr. Carpenter's performance in contributing to the Company's achievements in 2011, his strong leadership and a review of market data.

Also in 2012, the Compensation Committee approved increases to the base salary of each of the other NEOs as follows: Mr. Sherman: 10.5%; Mr. Dill: 4.2%; Mr. Gilbert: 4.4%; Mr. Murphy: 3.3%; and Bumpus 4.2%. The Compensation Committee believed the increases in the base salary of the other NEOs were appropriate based on the Company's strong 2011 performance, each executive's individual achievements in 2011 and, with respect to Messrs. Sherman and Bumpus, the fact that their base salaries were below the market median for comparable executives in our Peer Group.

At its February 2013 meeting, the Compensation Committee did not increase or decrease the 2013 NEO salaries.

Annual Cash Incentive

The Compensation Committee sets a target annual cash incentive award for each NEO determined as a percentage of the NEO's base salary (the "Target Cash Incentive Award"). The Target Cash Incentive Award is earned only if the Company meets or exceeds annual performance targets set by the Compensation Committee at the start of each year (the "Performance Criteria"). The opportunity to earn a Target Cash Incentive Award is intended to incentivize the NEOs, from year to year, to manage the Company in a manner that emphasizes the Company's performance against the Performance Criteria. The Company's performance against each of the targets within the Performance Criteria is analyzed separately, and the NEOs may earn more than the Target Cash Incentive Award if one or more targets are exceeded, or less than the Target Cash Award if one or more targets are partially achieved, subject to minimum threshold achievements and maximum payouts for each Performance Criteria (the "Actual Cash Incentive Award").

LifePoint Hospitals, Inc. | 2013 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

With respect to specific Performance Criteria for 2012, 75% of the Target Cash Incentive Award of each NEO was based on the Company's actual financial performance against the metrics described in the table below. Additionally, the Quality metric, which constitutes 25% of the Target Cash Incentive Award, consisted of the following components:

  •
  Hospital Consumer Assessment of Healthcare Providers (HCAHPS) (12.5%)

  •
  Completion of Safety Attitudes Questionnaires, Patient Safety Plans and Integrated Support Plans (12.5%)

Metric[1]	Weight	Performance Threshold	Performance Target	2012 Results	Weighted Payout

All dollar amounts, except diluted EPS from continuing operations, in thousands.

Revenues	12.5%	$3,144,215	$3,309,700	$3,391,800	45%

Revenues from acquisitions (not derived from the Company's audited financial statements)[2]	12.5%	$215,000	$255,000	$394,400	60%

Adjusted EBITDA	25%	$510,750	$567,500	$545,600	17%

Diluted EPS	25%	$2.97	$3.30	$3.14	15%

Quality	25%	—	—	—	12.5%

Total (as a percentage of the Target Cash Incentive Award)	100%	—	—	—	149.5%

1 For more information about the Company's business and details about the Company's 2012 performance highlights and the financial measures mentioned in this Proxy Statement, including an explanation and reconciliation of "Adjusted EBITDA" (a non-GAAP measure), which we define as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; impairment charges; provision for income taxes; (income) loss from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests, please see the Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report on Form 10-K"), particularly the sections entitled "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2 Adjusted EBITDA and Diluted EPS must be at 95% of target to achieve more than 12.5% bonus on this metric.

The table below sets forth each NEO's Target Cash Incentive Award and Actual Cash Incentive Award, which are percentages of the NEO's Base Salary. The Actual Cash Incentive Award is determined by multiplying the Target Cash Incentive Award by the total weighted payout shown in the table above (149.5%).

Name	Target Cash Incentive Award (as a percentage of Base Salary)	Actual Cash Incentive Award (as a percentage of Base Salary)

William F. Carpenter III	100%	149.5%

Jeffrey S. Sherman	75	112

David M. Dill	90	135

Paul D. Gilbert	75	112

Leif M. Murphy	75	112

John P. Bumpus	65	97

Please see the "Grant of Plan Based Awards" table in the section titled "Executive Compensation" for more detail.

28	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity-Based Incentives

General

Alignment of Compensation with Stockholder Interests.    We provide long-term equity-based incentives to our senior executives, including the NEOs, to directly tie the interests of these individuals to the interests of our stockholders. We also believe that long-term equity-based incentives are an important retention tool. In 2012, we granted long-term equity incentives to approximately 78 employees, including the NEOs. Additional details concerning our long-term equity compensation plans can be found in Proposal 4 beginning on page 47. Long-term equity-based awards are intended to incentivize our employees, including the NEOs to:

•
manage the Company in a manner that emphasizes long-term value creation for the Company's stockholders, including share price appreciation;

•
minimize any reason to seek short-term gains at the expense of long-term growth and value creation;

•
emphasize ethical and legal compliance throughout the Company and its hospitals; and

•
remain employed with the Company.

The Compensation Committee awards options in combination with restricted stock, restricted stock units (RSUs), shares granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance awards (collectively, "Full-Value Awards") to offer competitive compensation arrangements with substantial performance and employee retention components. In administering the Company's equity-based incentive programs, the Compensation Committee regularly evaluates the total cost of such programs.

The size of the Company's overall long-term equity-based awards are set such that, when combined with target cash compensation (i.e., base salary plus target annual cash incentive award), the total direct compensation is competitive with the Peer Group.

Mix of Equity Vehicles

The Compensation Committee set the mix of equity awards for 2012 consistent with that of prior years. These awards consider the fact that, in contrast to several Peer Group companies, the Company offers no supplemental welfare or retirement benefits to the NEOs beyond those available to employees generally, except for the Company's supplemental long-term disability plan.

Stock Option Awards.    The Compensation Committee does not grant stock option awards with reload features and follows a policy against the repricing of stock options. The regularly scheduled meetings of the Compensation Committee at which stock option awards are granted do not coincide with earnings releases or other periodic filings of the Company that may have a material effect on the stock price of the Company and are scheduled in advance without regard to those events. The exercise price of an option is set as the closing price of the Common Stock on the most recent trading date before the grant date. Stock options are performance-based because employees recognize value only if the market value of our Common Stock appreciates over time. When the stock price does not increase, the stock options do not have value.

In 2012, the Compensation Committee made its annual grant of stock option awards to the NEOs at its first regularly scheduled meeting in February. All stock option awards granted in 2012 to NEOs vest in three equal installments on the first, second and third anniversary following the date of the grant.

At its February 2013 meeting, the Compensation Committee made its annual grant of stock option awards to the NEOs. All stock option awards granted in 2013 to NEOs vest in three equal installments on the first, second and third anniversary following the date of the grant.

Full-Value Awards.    In order to realize value from any of the Full-Value Awards, the following conditions must be met:

•
the Company must exceed, in any of the three years following the grant, an annual net revenue or Adjusted EBITDA performance target established by the Compensation Committee at the time the restricted stock is granted; and

•
the NEO must remain employed by the Company through the three-year anniversary of the grant date.

As with stock option awards, the Compensation Committee granted restricted stock to the NEOs in February. The 2012 grant of restricted share awards was conditioned upon (i) achievement by the Company during any one of the fiscal years 2012, 2013 or 2014 of either (a) net revenue of $3,309.7 million; or (b) Adjusted EBITDA of $567.5 million; and (ii) continued employment with the Company through February 1, 2015.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

At its February 2012 meeting, the Compensation Committee certified that the restricted stock granted in 2011 had met the performance criteria set at the time they were granted.

Also, the Compensation Committee certified at its February 2013 meeting that the restricted stock granted in 2012 had met the performance criteria set at the time they were granted.

Additional Compensation Elements

Benefits

The NEOs are eligible to participate in the Company's health and welfare programs, 401(k) Plan (including discretionary matches), and other employee recognition programs on the same basis as other employees. The Company offers all employees group life, disability, medical, dental and vision insurance and other comparable benefits. In February 2012, the Compensation Committee determined that any 2011 matching funds contributed by the Company to the 401(k) Plan would be allocated only to the accounts of non-bonus-eligible employees and, accordingly, no NEO received matching funds in 2012.

Deferred Compensation Plan

The NEOs and certain other senior executives and employed physicians of the Company are eligible to participate in the Company's deferred compensation plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, a participant may defer up to 50% of their annual base compensation and up to 100% of any annual cash incentive award.

Management Stock Purchase Plan

The Company also has a Management Stock Purchase Plan (the "MSPP"), which historically has been available to approximately 330 management level employees of the Company, including the NEOs. In early 2012, the Board of Directors decided to suspend the right of employees to acquire shares under the MSPP after July 1, 2012. The MSPP will remain suspended until the Board of Directors reinstates the plan or takes other appropriate action.

Supplemental Long-Term Disability Plan

Additionally, the Company has a supplemental long-term disability plan to accommodate certain employees, including the NEOs, who cannot receive a maximum payout under the existing long-term disability plan because of limitations within the plan.

Perquisites

The Company does not provide perquisites such as unreimbursed personal use of Company aircraft, cars or car allowances, club memberships, financial planning or tax preparation assistance.

Other Compensation Policies and Information

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines applicable to senior executives (including the NEOs) and non-employee directors. These ownership guidelines provide that the subject persons should own Common Stock equal in value to three times their annual salary (or, in the case of directors, their annual retainer) within five years from the later of June 8, 2011 or the date they become subject to the ownership guidelines.

The table to the right reflects the minimum stock ownership requirement applicable to each NEO and the value of actual stock owned by each NEO based on the closing price of the Company's Common Stock on December 31, 2012. The Compensation Committee monitors compliance with these guidelines on an annual basis.

Name	Minimum Stock Ownership Requirement	Value of Shares Owned as of 12/31/12

William F. Carpenter III	$3,000,000	$24,794,955

Jeffrey S. Sherman	$1,575,000	$4,589,154

David M. Dill	$1,875,000	$8,070,271

Paul D. Gilbert	$1,500,000	$2,471,115

Leif M. Murphy	$1,395,000	$778,556	(1)

John P. Bumpus	$1,125,000	$4,207,351

(1)
Mr. Murphy joined the Company in October 2011.

Recoupment Policy

Senior executives, including the NEOs, are subject to a Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers (the "Recoupment Policy"). Generally, the Recoupment Policy provides that if the Board of Directors determines that a senior executive has committed

30	2013 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

fraud that requires the Company to restate its financial statements, the Board of Directors may take, in its discretion, such action as it deems appropriate with respect to the fraud.

The Board of Directors will, in all cases it determines appropriate, require reimbursement of any incentive compensation paid to an executive subject to the policy. The Board of Directors may also require reimbursement from executives subject to the Recoupment Policy of gains realized upon the exercise of any equity-based awards previously made to such person that vested after the date of adoption of the Recoupment Policy. The Recoupment Policy allows for reimbursement from an executive subject to the policy only if and to the extent that (a) the amount paid to or realized by the executive was calculated based on the achievement of certain financial results that were subsequently reduced due to the restatement, (b) the Board of Directors determines that the executive actually committed a fraud obligating the Company to restate its financial statements, and (c) the amount of the incentive compensation paid to, or the amount of the gains realized by, an executive subject to the policy, had the financial results not been restated, would have been lower than the amount actually paid or realized. The Board of Directors will not seek to recover compensation paid or amounts realized more than three years prior to the date that the applicable restatement is first publicly disclosed.

Change in Control Protections

The NEOs are covered by the Company's Change in Control Plan, which has a "double trigger," providing payments and benefits to the NEOs on a change in control, only if the employment of the NEOs is subsequently terminated or materially diminished. For more information about the Change in Control Plan, please see the "Potential Payments upon Termination or Change in Control" section on page 38.

Derivatives Trading and Hedging

Under our Insider Trading Policy, all directors and employees located at the Hospital Support Center,

including the NEOs, are required to receive the permission of the Company's General Counsel or Corporate Secretary prior to entering into any transactions in Company securities, including gifts, grants and those involving derivatives, other than the exercise of employee stock options. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by the Company. The NEO bears full responsibility if he violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted. NEOs are prohibited from entering into hedging transactions, as described on page 18.

Impact of Tax Treatment

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1.0 million paid to an NEO unless that compensation meets the Internal Revenue Code's definition of "performance-based" compensation. Section 162(m) allows a deduction for compensation to a specified executive that exceeds $1.0 million only if it is paid solely upon attainment of one or more performance goals pursuant to a qualifying performance-based compensation plan adopted by the Compensation Committee. The terms of any qualified plan are approved by the stockholders before payment of the compensation.

The outstanding Full-Value Awards and annual cash incentive awards used by the Company for executive compensation are granted pursuant to the Company's Executive Performance Incentive Plan (the "EPIP"). The Compensation Committee believes that the awards granted pursuant to the EPIP qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m).

LifePoint Hospitals, Inc. | 2013 Proxy Statement	31

EXECUTIVE COMPENSATION

Executive Compensation

Executive Officers of the Company

The following list identifies the name, age and position(s) of the executive officers and other significant employees of the Company:

Name	Age	Position

William F. Carpenter III	58	Chairman and Chief Executive Officer

Jeffrey S. Sherman	47	Executive Vice President and Chief Financial Officer

David M. Dill	44	President and Chief Operating Officer

Paul D. Gilbert	46	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

Leif M. Murphy	45	Executive Vice President and Chief Development Officer

John P. Bumpus	52	Executive Vice President and Chief Administrative Officer

Michael S. Coggin	43	Senior Vice President and Chief Accounting Officer

Lanny R. Copeland, M.D.	68	Chief Medical Officer (Retiring in 2013)

Russell L. Holman, M.D.	45	Chief Medical Officer (Effective February 2013)

The term of each executive officer runs until his successor is appointed by the Board, or until his earlier death, resignation or removal. Below is a biographical summary of the experience of the executive and senior officers of the Company. Information pertaining to Mr. Carpenter, who is both a director and an executive officer of the Company, may be found in the section entitled "Continuing Directors" on page 9.

Jeffrey S. Sherman has served as Executive Vice President and Chief Financial Officer since joining the Company in April 2009. From September 2005 until he joined the Company, Mr. Sherman served as vice president and treasurer of Tenet Healthcare, where he managed all aspects of corporate finance, including cash flow management and capital structure, and was responsible for risk management. Mr. Sherman worked in various capacities for Tenet and its predecessor company since 1990, including as a hospital chief financial officer and regional vice president.

David M. Dill has served as President of the Company since January 2011 and as Chief Operating Officer of the Company since April 2009. Mr. Dill served as Executive Vice President from February 2008 to January 2011. Mr. Dill joined the Company in July 2007 as Chief Financial Officer and continued to serve in that role until April 2009. From March 2006 until Mr. Dill joined the Company, he served as executive vice president of Fresenius Medical Care North America and as chief executive officer of one of two United States divisions of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA. Mr. Dill previously served as executive vice president, chief financial officer and treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group was acquired by Fresenius Medical Care in March 2006. From 1996 to November 2003, Mr. Dill served in various finance and accounting roles with Renal Care Group, Inc. Mr. Dill served as a member of the board of directors of Psychiatric Solutions, Inc., a behavioral health services company, from 2005 until 2010.

Paul D. Gilbert has served as Executive Vice President, Chief Legal Officer and Corporate Governance Officer of the Company since February 2008 and also served as Corporate Secretary from December 15, 2010 until June 6, 2012. From February 2009 until October 2011, Mr. Gilbert also served as the Company's Chief Development Officer. From August 2006 until February 2008, Mr. Gilbert served as Senior Vice President, General Counsel, Secretary and Corporate Governance Officer of the Company. Prior to such time, Mr. Gilbert was a partner in the law firm of Waller Lansden Dortch & Davis, LLP from January 1999 to August 2006. While in private practice, Mr. Gilbert advised hospitals and healthcare systems in the acquisition, affiliation, joint venture, sale or merger of acute care hospitals and behavioral or psychiatric hospitals throughout the United States and the Caribbean.

Leif M. Murphy has served as Executive Vice President and Chief Development Officer since joining the Company in October 2011. From October 2008 to October 2010, Mr. Murphy served as president and chief executive

32	2013 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

officer of DSI Renal, Inc., a dialysis services company. Mr. Murphy was senior vice president and treasurer at CVS Caremark, Inc., the largest pharmacy healthcare provider in the United States, from April 2006 to October 2008. From 1999 to 2006, Mr. Murphy served in various capacities with Renal Care Group, Inc. and its predecessors.

John P. Bumpus has served as Executive Vice President and Chief Administrative Officer of the Company since February 2008. From April 2005 until February 2008, Mr. Bumpus served as Senior Vice President, Human Resources and Administration of the Company. Prior to joining the Company in April 2005, Mr. Bumpus served as vice president — human resources with Province Healthcare Company.

Michael S. Coggin has served as Senior Vice President and Chief Accounting Officer of the Company since December 2008. From September 2007 until December 2008, Mr. Coggin served as chief financial officer of Specialty Care Services Group, a multi-service line healthcare provider primarily focused on providing perfusion and auto-transfusion services to hospitals. Mr. Coggin was a senior vice president in the finance, accounting and internal audit groups of Renal Care Group, Inc. from April 2004 until its acquisition by Fresenius Medical Care AG & Co. KGaA in March 2006. Following the acquisition, Mr. Coggin provided finance and accounting oversight for business units within the East Division of Fresenius. Prior to that time, Mr. Coggin was an audit manager at KPMG Peat Marwick in Nashville, Tennessee.

Lanny R. Copeland, M.D. served as the Company's Chief Medical Officer from August 2007 until his retirement in February 2013. In this role, Dr. Copeland oversaw efforts to enhance physician relations and the quality of care provided at the Company's hospitals. Prior to joining LifePoint, Dr. Copeland served as vice president, medical affairs, for Triad Hospitals Inc., from 2001 to 2007. For the past five years, Dr. Copeland has been named to the list of 50 Most Influential Physician Executives by Modern Healthcare and Modern Physician magazines and in 2011 was appointed to serve on the American Hospital Association's Section for Small or Rural Hospitals. Dr. Copeland's background includes numerous academic appointments and professional memberships. He served terms as chairman and president for the American Academy of Family Physicians. He also served as president of the American Board of Family Medicine and as a professor for the Department of Family and Community Medicine at Mercer University School of Medicine in Macon, Georgia. He practiced medicine for more than 20 years in private practices in Indiana and Georgia.

Russell L. Holman, M.D. became the Company's Chief Medical Officer in February 2013. Dr. Holman oversees the Company's quality and clinical effectiveness, care management, disease management, patient safety and satisfaction, physician engagement, appropriateness of care and ancillary resource utilization. Prior to joining the Company, Dr. Holman served as chief clinical officer of Cogent HMG, where he served in executive leadership roles for eight years. Previously, he served as medical director of hospital services for HealthPartners Medical Group & Clinics in Bloomington, Minnesota, and assistant director of the Internal Medicine Residency Program at the University of Minnesota. Among Dr. Holman's professional accomplishments, in 1996 he founded one of the earliest hospitalist programs for Regions Hospital in St. Paul, Minnesota. In 2000, he created one of the nation's first postgraduate Fellowship Programs in Hospital Medicine for HPMG&C. In 2007, he co-authored and edited the textbook, Comprehensive Hospital Medicine. Most notably, he is one of only 10 Masters in Hospital Medicine in the United States.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	33

EXECUTIVE COMPENSATION

 Summary Compensation Table

The table below sets forth the compensation of the CEO, the CFO, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2012. In addition, the Company has elected to disclose applicable compensation information relating to all of members of the Company's executive leadership team, regardless of compensation level. These individuals are referred to in this Proxy Statement as the "Named Executive Officers" or "NEOs."

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compen- sation(4)	All Other Compen- sation		Total

William F. Carpenter III	2012	$978,192	—	$4,053,792	$2,435,320	$1,495,000	—		$8,962,304
Chairman and	2011	968,500	—	3,650,191	1,947,512	1,162,200	—		7,728,403
Chief Executive Officer	2010	940,000	—	2,986,052	2,637,499	1,588,600	—		8,152,151

Jeffrey S. Sherman	2012	$500,961	—	$1,426,050	$ 916,028	$ 588,656	—		$3,431,695
Executive Vice President,	2011	475,000	—	1,105,055	708,186	427,500	—		2,715,741
Chief Financial Officer	2010	435,000	—	952,162	673,404	551,363	198,245	(5)	2,810,174

David M. Dill	2012	$607,692	—	$2,033,682	$1,217,660	$ 840,938	—		$4,699,972
President and	2011	600,000	—	1,363,942	826,217	648,000	—		3,438,159
Chief Operating Officer	2010	535,000	—	1,200,554	673,404	813,735	—		3,222,693

Paul D. Gilbert	2012	$485,462	—	$ 799,400	$ 487,064	$ 560,625	—		$2,332,551
Executive Vice President,	2011	479,000	—	717,600	472,124	431,100	—		2,099,824
Chief Legal Officer and	2010	465,000	—	787,750	561,170	589,388	—		2,403,308
Corporate Governance
Officer

Leif M. Murphy(6)	2012	$454,616	—	$ 806,982	$ 487,064	$ 521,381	—		$2,270,043
Executive Vice President,	2011	69,315	—	—	1,731,360	—	—		1,800,675
Chief Development Officer

John P. Bumpus	2012	$370,962	—	$ 686,601	$ 426,181	$ 364,406	—		$1,848,150
Executive Vice President,	2011	360,000	—	617,289	413,108	280,800	—		1,671,197
Chief Administrative	2010	325,000	—	708,975	505,053	357,013	—		1,896,041
Officer

(1)
Reflects discretionary cash bonuses. No such bonuses were paid in 2010, 2011 or 2012.

(2)
Reflects the grant date fair value for restricted stock awards granted under the LTIP and the share purchase date fair value relating to the incremental value of restricted Common Stock received pursuant to the MSPP, in accordance with ASC 718-10, as follows for 2012:

Name	Restricted Stock Awards Granted under the LTIP	Restricted Common Stock Acquired under the MSPP	Total Stock Awards

Carpenter	$3,997,000	$56,792	$4,053,792

Sherman	1,398,950	27,100	1,426,050

Dill	1,998,500	35,182	2,033,682

Gilbert	799,400	—	799,400

Murphy	799,400	7,582	806,982

Bumpus	679,490	7,111	686,601

  The assumptions used in calculating the values are set forth in Note 8 to the Company's financial statements included in the 2012 Annual Report on Form 10-K.

(3)
Reflects the grant date fair value for stock option awards granted under the LTIP in accordance with ASC 718-10. The assumptions used in calculating the values are set forth in Note 8 to the Company's financial statements included in the 2012 Annual Report on Form 10-K.

(4)
Reflects cash awards earned under the EPIP.

(5)
Reflects expenses paid by the Company in connection with Mr. Sherman's relocation.

(6)
Because Mr. Murphy was not a Named Executive Officer with respect to 2010, information is only provided for 2011 and 2012.
34	2013 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

 Grants of Plan-Based Awards

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2012, including: (1) the grant date; (2) possible future payouts under non-equity incentive plan awards and estimated future payouts under equity incentive plan awards; (3) the number of shares underlying all other stock awards; (4) the number of shares underlying all other stock option awards; (5) the exercise price of the stock option awards, which reflects the closing price of the Common Stock on the most recent trading date before the date of grant; and (6) the grant date fair value of each equity award computed under ASC 718-10.

Name					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options
		Possible Future Payouts Under Non- Equity Incentive Plan Awards(1)									Grant Date Fair Value of Stock and Option Awards(5)
										Exercise or Base Price of Option Awards(4)
	Grant Date
		Threshold	Target	Maximum	Threshold	Target	Maximum

Carpenter	N/A	$50,000	$1,000,000	$2,500,000	—	—	—	—	—	$ —	$ —
	01/03/12	—	—	—	—	—	—	2,660	—	—	26,174
	02/21/12	—	—	—	—	100,000	—	—	—	—	3,997,000
	02/21/12	—	—	—	—	—	—	—	200,000	39.97	2,435,320
	07/02/12	—	—	—	—	—	—	2,520	—	—	30,618

Sherman	N/A	$19,688	$ 393,750	$ 738,281	—	—	—	—	—	—	—
	01/03/12	—	—	—	—	—	—	1,239	—	—	12,192
	02/21/12	—	—	—	—	35,000	—	—	—	—	1,398,950
	02/21/12	—	—	—	—	—	—	—	75,000	39.97	916,028
	07/02/12	—	—	—	—	—	—	1,227	—	—	14,908

Dill	N/A	$28,125	$ 562,500	$1,265,625	—	—	—	—	—	—	—
	01/03/12	—	—	—	—	—	—	1,648	—	—	16,216
	02/21/12	—	—	—	—	50,000	—	—	—	—	1,998,500
	02/21/12	—	—	—	—	—	—	—	100,000	39.97	1,217,660
	07/02/12	—	—	—	—	—	—	1,561	—	—	18,966

Gilbert	N/A	$18,750	$ 375,000	$ 703,125	—	—	—	—	—	—	—
	02/21/12	—	—	—	—	20,000	—	—	—	—	799,400
	02/21/12	—	—	—	—	—	—	—	40,000	39.97	487,064

Murphy	N/A	$17,438	$ 348,750	$ 653,906	—	—	—	—	—	—	—
	02/21/12	—	—	—	—	20,000	—	—	—	—	799,400
	02/21/12	—	—	—	—	—	—	—	40,000	39.97	487,064
	07/02/12	—	—	—	—	—	—	624	—	—	7,582

Bumpus	N/A	$12,188	$ 243,750	$ 396,094	—	—	—	—	—	—	—
	01/03/12	—	—	—	—	—	—	330	—	—	3,247
	02/21/12	—	—	—	—	17,000	—	—	—	—	679,490
	02/21/12	—	—	—	—	—	—	—	35,000	39.97	426,181
	07/02/12	—	—	—	—	—	—	318	—	—	3,864

(1)
Reflects cash bonus awards granted under the EPIP where receipt is contingent upon the achievement of certain performance goals. Threshold amount is equal to 5% of target amount. Maximum amount is equal to 250% of target amount for Mr. Carpenter, 225% of target amount for Mr. Dill, 187.5% of target amount for Messrs. Sherman, Gilbert and Murphy, and 162.5% of target amount for Mr. Bumpus. For more information about the cash bonus awards and performance goals for the NEOs, please refer to the section above entitled "Compensation Discussion and Analysis."

(2)
Reflects restricted stock awards where vesting is contingent upon the achievement of certain performance goals defined by the Compensation Committee and continued employment with the Company through the third anniversary of the date of grant. For more information about the performance criteria for the NEOs, please refer to the section above entitled "Compensation Discussion and Analysis."

(3)
Reflects restricted stock acquired under the MSPP.

(4)
For stock option awards granted under the LTIP, reflects the fair market value of a share of Common Stock, defined in the LTIP as the closing sales price of the Common Stock on the trading day immediately preceding the date of grant.

(5)
Reflects the grant date fair value of stock and option awards granted under the LTIP and MSPP in accordance with ASC 718-10. The assumptions used in calculating the grant date fair values of option awards are set forth in Note 8 to the Company's financial statements included in the 2012 Annual Report on Form 10-K.
LifePoint Hospitals, Inc. | 2013 Proxy Statement	35

EXECUTIVE COMPENSATION

 Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on the current holdings of option and stock awards for each NEO outstanding as of the end of the 2012 fiscal year. These tables include unexercised and unvested option awards and unvested restricted stock awards with vesting conditions that were not satisfied as of December 31, 2012. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following these tables, based on the option or stock award grant date. For additional information about the option and stock awards, see the description of equity-based incentive compensation in the section above entitled "Compensation Discussion and Analysis."

Option Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
		Number of Securities Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
	Option Award Grant Date
Name		Exercisable	Unexercisable

Carpenter	02/20/04	40,000	—	—	33.17	02/20/2014
	04/22/05	45,000	—	—	42.60	04/22/2015
	02/22/06	45,000	—	—	33.02	02/22/2016
	09/18/06	35,000	—	—	36.22	09/18/2016
	02/28/08	100,000	—	—	25.79	02/28/2018
	02/24/09	200,000	—	—	21.41	02/24/2019
	02/23/10	156,666	78,334(1)	—	31.51	02/23/2020
	02/23/11	55,000	110,000(2)	—	35.88	02/23/2021
	02/21/12	—	200,000(3)	—	39.97	02/21/2022

Sherman	05/12/09	60,000	—	—	27.30	05/12/2019
	02/23/10	40,000	20,000(1)	—	31.51	02/23/2020
	02/23/11	20,000	40,000(2)	—	35.88	02/23/2021
	02/21/12	—	75,000(3)	—	39.97	02/21/2022

Dill	05/08/07	90,000	—	—	38.22	05/08/2017
	02/28/08	45,000	—	—	25.79	02/28/2018
	02/24/09	60,000	—	—	21.41	02/24/2019
	02/23/10	40,000	20,000(1)	—	31.51	02/23/2020
	02/23/11	23,333	46,667(2)	—	35.88	02/23/2021
	02/21/12	—	100,000(3)	—	39.97	02/21/2022

Gilbert	02/23/10	16,667	16,667(1)	—	31.51	02/23/2020
	02/23/11	13,333	26,667(2)	—	35.88	02/23/2021
	02/21/12	—	40,000(3)	—	39.97	02/21/2022

Murphy	12/13/11	50,000	100,000(4)	—	36.29	12/13/2021
	02/21/12	—	40,000(3)	—	39.97	02/21/2022

Bumpus	04/22/05	10,000	—	—	42.60	04/22/2015
	02/22/06	10,000	—	—	33.02	02/22/2016
	02/24/09	15,000	—	—	21.41	02/24/2019
	02/23/10	30,000	15,000(1)	—	31.51	02/23/2020
	02/23/11	11,666	23,334(2)	—	35.88	02/23/2021
	02/21/12	—	35,000(3)	—	39.97	02/21/2022

(1)
These options became exercisable on February 23, 2013.

(2)
One-half of these options became exercisable on February 23, 2013 and the remainder will become exercisable on February 23, 2014.

(3)
One-third of these options became exercisable on February 21, 2013, and the remaining two-thirds will become exercisable one-half on February 21, 2014 and the remainder on February 21, 2015.

(4)
One-half of this one-time, special grant of options becomes exercisable on each of December 13, 2013 and December 13, 2014.
36	2013 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Carpenter	02/24/09	100,000(1)	$3,775,000	$—	$—
	01/01/10	3,587(2)	135,409	—	—
	02/23/10	93,000(3)	3,510,750	—	—
	07/01/10	2,545(4)	96,074	—	—
	01/01/11	2,993(5)	112,986	—	—
	02/23/11	100,000(6)	3,775,000	—	—
	07/01/11	2,472(7)	93,318	—	—
	01/03/12	2,660(8)	100,415	—	—
	02/21/12	100,000(9)	3,775,000	—	—
	07/02/12	2,520(10)	95,130	—	—

Sherman	02/23/10	30,000(3)	1,132,500	—	—
	07/01/10	1,177(4)	44,432	—	—
	01/01/11	1,385(5)	52,284	—	—
	02/23/11	30,000(6)	1,132,500	—	—
	07/01/11	1,133(7)	42,771	—	—
	01/03/12	1,239(8)	46,772	—	—
	02/21/12	35,000(9)	1,321,250	—	—
	07/02/12	1,227(10)	46,319	—	—

Dill	01/01/10	2,041(2)	77,048	—	—
	02/23/10	30,000(3)	1,132,500	—	—
	06/07/10	6,500(11)	245,375	—	—
	07/01/10	1,449(4)	54,700	—	—
	01/01/11	1,703(5)	64,288	—	—
	02/23/11	37,000(6)	1,396,750	—	—
	07/01/11	1,494(7)	56,399	—	—
	01/03/12	1,648(8)	62,212	—	—
	02/21/12	50,000(9)	1,887,500	—	—
	07/02/12	1,561(10)	58,928	—	—

Gilbert	02/23/10	25,000(3)	943,750	—	—
	02/23/11	20,000(6)	755,000	—	—
	02/21/12	20,000(9)	755,000	—	—

Murphy	02/21/12	20,000(9)	755,000	—	—
	07/02/12	624(10)	23,556	—	—

Bumpus	01/01/10	413(2)	15,591	—	—
	02/23/10	22,500(3)	849,375	—	—
	07/01/10	294(4)	11,099	—	—
	01/01/11	345(5)	13,024	—	—
	02/23/11	17,000(6)	641,750	—	—
	07/01/11	299(7)	11,287	—	—
	01/03/12	330(8)	12,458	—	—
	02/21/12	17,000(9)	641,750	—	—
	07/02/12	318(10)	12,005	—	—

(1)
One-half of this one-time, special grant of restricted stock became unrestricted on February 24, 2013, and one-half will become unrestricted on February 24, 2014.
(2)
These shares of restricted stock purchased pursuant to the MSPP became unrestricted on January 1, 2013.
(3)
The restricted stock granted to the executives on February 23, 2010 became unrestricted on February 23, 2013.
(4)
These shares of restricted stock purchased pursuant to the MSPP will become unrestricted on July 1, 2013.
(5)
These shares of restricted stock purchased pursuant to the MSPP will become unrestricted on January 1, 2014.
(6)
The restricted stock granted to the executives on February 23, 2011 will become unrestricted on February 23, 2014.
(7)
These shares of restricted stock purchased pursuant to the MSPP will become unrestricted on July 1, 2014.
(8)
These shares of restricted stock purchased pursuant to the MSPP will become unrestricted on January 3, 2015.
(9)
The restricted stock granted to the executives on February 21, 2012 will become unrestricted on February 21, 2015.
(10)
These shares of unrestricted stock purchased pursuant to the MSPP will become unrestricted on July 2, 2015.
(11)
These shares of restricted stock will become unrestricted on June 7, 2013.
(12)
Reflects the value of restricted stock based on the closing price of the Common Stock as of December 31, 2012.
LifePoint Hospitals, Inc. | 2013 Proxy Statement	37

EXECUTIVE COMPENSATION

 Option Exercises and Stock Vested at Fiscal Year-End

The following table provides information for each NEO on (1) stock option awards exercised during 2012, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired during 2012 upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and brokerage commission.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Carpenter	50,000	$998,750	106,686	$4,214,713

Sherman	—	—	30,000	1,103,100

Dill	—	—	34,083	1,345,870

Gilbert	16,667	327,495	25,000	988,000

Murphy	—	—	—	—

Bumpus	—	—	22,950	907,641

Potential Payments upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control of the Company.

The amount of compensation payable to Mr. Carpenter if certain events had occurred on December 31, 2012 is shown in the table below.

Event	Cash Payments		Stock Options (unvested)	Restricted Stock (unvested)	Insurance Benefits

Involuntary termination without cause	$4,324,400	(1)	$—	$—	$41,326	(5)

Termination related to change in control	6,000,000	(2)	694,504(3)	15,310,749(4)	20,663	(6)

(1)
Reflects a severance payment of Mr. Carpenter's base salary as of December 31, 2012 for 24 months after termination plus an amount equal to two times the last bonus payment made to Mr. Carpenter in the prior fiscal year in accordance with the Carpenter Severance Agreement. The severance payment to Mr. Carpenter is payable in several installments.

(2)
Reflects a severance payment of three times the sum of (a) the rate of Mr. Carpenter's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) Mr. Carpenter's target cash bonus amount, in accordance with the Change in Control Plan.

(3)
Reflects the intrinsic value of the outstanding, unvested stock options, which become vested in accordance with the LTIP in the event either (a) a surviving or acquiring entity does not assume such options or substitute similar awards for such options or (b) a surviving or acquiring entity assumes such options or substitutes such options with similar awards but Mr. Carpenter's employment is terminated without cause or for good reason, as set forth in the LTIP.

(4)
Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the (i) LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but Mr. Carpenter's employment is terminated without cause or for good reason, as set forth in the LTIP, and (ii) MSPP.

(5)
Reflects the premiums for medical, dental, accidental death and dismemberment and life insurance benefits for a 24-month period in accordance with the Carpenter Severance Agreement.

(6)
Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.
38	2013 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

The amount of compensation payable to each other NEO entitled to benefits if a termination related to a change in control had occurred on December 31, 2012 is shown in the table below.

Executive	Cash Payments(1)	Stock Options (unvested)(2)	Restricted Stock (unvested)(3)	Insurance Benefit(4)	Excise Tax Gross-up(5)

Sherman	$2,756,250	$199,600	$3,760,684	$18,646	$563,026

Dill	3,562,500	212,067	4,942,306	18,586	655,612

Gilbert	2,625,000	153,869	2,453,750	13,476	—

Murphy	2,441,250	146,000	772,667	15,618	540,920

Bumpus	1,856,250	137,234	2,189,473	18,328	—

(1)
Reflects a severance payment of three times the sum of (a) the rate of the executive's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) the executive's target cash bonus amount, in accordance with the Change in Control Plan.

(2)
Reflects the intrinsic value of the outstanding, unvested options, which become vested in accordance with the LTIP in the event either (a) a surviving or acquiring entity does not assume such options or substitute similar awards for such options or (b) a surviving or acquiring entity assumes such options or substitutes such options with similar awards but the executive's employment is terminated without cause or for good reason, as set forth in the LTIP.

(3)
Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the (i) LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but the executive's employment is terminated without cause or for good reason, as set forth in the LTIP, and (ii) MSPP.

(4)
Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(5)
Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Change in Control Plan. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2007 through 2011. The Company does not expect that any such excise taxes will be imposed.

Employment and Termination Agreements

On December 11, 2012, HSCGP, LLC, a wholly-owned subsidiary of the Company and formerly known as LifePoint CSGP, LLC ("HSCGP"), entered into an amendment to the Amended and Restated Executive Severance and Restrictive Covenant Agreement dated December 11, 2008 (the "Carpenter Severance Agreement") with Mr. Carpenter. In the event that Mr. Carpenter is terminated by HSCGP (other than pursuant to a change in control as discussed below), the Carpenter Severance Agreement specifies the respective rights and obligations of HSCGP and Mr. Carpenter. The amendment to the Carpenter Severance Agreement modifies the agreement to comply with Section 409A of the Tax Code.

Pursuant to the Carpenter Severance Agreement, Mr. Carpenter continues to be employed at will and receives compensation in an amount determined by the Board of Directors or a committee of the Board. The Carpenter Severance Agreement includes provisions that prohibit Mr. Carpenter from competing with or soliciting employees or consultants of the Company and its affiliates during his employment period and for a period of 24 months thereafter or disclosing confidential information of the Company and its affiliates. The

Carpenter Severance Agreement imposes certain obligations on the Company upon the termination of Mr. Carpenter's employment, including, if he is involuntarily terminated, except for "cause" (as defined in the Carpenter Severance Agreement) or in certain circumstances, the continuation of certain benefits for a period of 24 months and the payment of severance (in addition to his salary and any earned but unpaid bonus through the date of termination). Any such severance received by Mr. Carpenter would be conditioned upon Mr. Carpenter's release of all claims against the Company and be paid in an amount equal to his then current base salary for a period of 24 months following the date of termination of his employment plus an amount equal to two times Mr. Carpenter's bonus earned for the prior fiscal year, which bonus amount would be paid in equal amounts, ratably, over the 24-month period following the date of termination of his employment. The commencement of the severance payments may be delayed for a period of six months if such delay is required for compliance with Section 409A of the Tax Code.

Other than pursuant to the EPIP, LTIP, MSPP, Change in Control Plan and other similar compensation (or deferral) plans, no other NEO is party to any severance, employment, confidentiality,

LifePoint Hospitals, Inc. | 2013 Proxy Statement	39

EXECUTIVE COMPENSATION

non-compete or non-solicitation agreement with the Company.

Retirement and Termination Arrangements

The Company maintains certain compensatory arrangements that are intended to provide payments to the NEOs upon their resignation or retirement. These include the Retirement Plan, which is a defined contribution retirement plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. Eligible employees may elect to contribute a portion of their compensation to the Retirement Plan, and the Company may in its discretion provide certain matching and other contributions. The retirement benefit is based solely on the contributions to each employee's account and the investment of those contributions in the Retirement Plan.

Under the EPIP, upon the retirement of a participant in the EPIP during a period when performance goals of an award are achieved, the award may be paid in full or may be prorated based on the number of full months that lapsed in the performance period as of the date of the retirement, at the sole and absolute discretion of the Compensation Committee. Upon the death or disability of a participant in the EPIP, if the Company achieves the performance goals specified in an award, the participant in the EPIP, or such participant's estate, will be eligible to receive payments under the award. Such award may be paid in full or may be prorated based on the number of full months that have elapsed in the performance period as of the date of the death or disability, at the sole and absolute discretion of the Compensation Committee. If, however, the Company fails to achieve the performance goals, the Compensation Committee may also in its discretion pay all or a portion of the award.

Under the MSPP, if an NEO's employment is terminated either for "cause" by the Company or for any reason by the executive, the executive forfeits all rights with respect to any restricted shares of Common Stock purchased under the MSPP, which are automatically cancelled, and has only an unfunded right to receive a cash payment equal to the lesser of (1) the fair market value of such shares on the executive's last day of employment or (2) the aggregate base salary forfeited by the executive as a condition of receiving such shares. If an NEO's employment is terminated without "cause," the executive will receive the lesser of such cash payments, with the Compensation Committee to have the sole discretion as to which of such amounts shall be payable. Under the MSPP, upon retirement of an

NEO, the Compensation Committee shall determine, in its discretion, whether all outstanding restrictions with respect to shares of Common Stock purchased under the MSPP shall expire or whether the executive shall instead be treated as though the executive's employment had been terminated by the Company without "cause."

Change in Control Arrangements

The Company maintains the Change in Control Plan for certain corporate employees, including the NEOs. The Change in Control Plan provides benefits to those eligible corporate employees of the Company who (i) are terminated within 18 months of a change in control for any reason other than "cause" (as defined in the Change in Control Plan), (ii) are not offered a position by the Company or a successor entity that is substantially equivalent to the one held with the Company immediately prior to the change in control, or (iii) voluntarily terminates employment within 18 months following a change in control because employment by the successor entity is modified so that the position is no longer "substantially equivalent" (as defined in the Change in Control Plan) to the position immediately held prior to the change in control. Under these circumstances, an affected NEO is entitled to receive a lump sum severance payment of three times the sum of the executive's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus the target cash bonus amount that the executive would be eligible to receive in the year in which the change in control occurs, assuming all performance conditions were achieved. The Company will also provide each NEO, at no greater cost than prior to the change in control, with participation in medical, life, disability and similar benefit plans that were offered to similarly situated employees of the Company immediately prior to the change in control. If these benefits are provided pursuant to continuation rights pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, the Company will waive all premiums that would otherwise be due by the executive at the time of severance for 12 months. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Internal Revenue Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company.

40	2013 Proxy Statement | LifePoint Hospitals, Inc.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

If a change in control occurs during a period when performance goals of an award have not been achieved, the Compensation Committee, in its discretion, may authorize payment to an NEO of the target bonus amount, or a portion of such amount, that would be payable under an award. The payment of the awards will be made, at the discretion of the Compensation Committee, after the end of the performance period or the change in control.

Under the MSPP, upon a change in control, restricted shares of Common Stock purchased under the MSPP become unrestricted. The LTIP provides for full vesting of outstanding awards granted to employees, including the NEOs, following a change in control to the extent the rights under such awards have not been previously forfeited. Full vesting will only occur if (1) the successor entity does not assume the awards or provide similar awards to replace the awards issued under the LTIP, or, (2) if the awards are assumed or replaced employment is terminated within 18 months after the change in control by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company immediately prior to the change in control.

See "Proposal 4: Approval of 2013 Long-Term Incentive Plan — Acceleration of Vesting; Change of Control" for a description of the provisions that will be applicable to awards made under the 2013 Plan, if it is approved by our stockholders.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The tables below set forth certain information as of December 31, 2012 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (2) each director, nominee for director and NEO of the Company who owns Common Stock and (3) all directors and executive officers as a group. As of December 31, 2012, there were 46,928,032 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Security Ownership of Certain Beneficial Owners

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	4,032,345(1)	8.17%
Glenview Capital Management 767 Fifth Avenue, 44th Floor New York, NY 10153	3,186,280(2)	6.79
Letko, Brosseau & Associates Inc. 1800 McGill College Avenue, Suite 2510 Montreal, Quebec, Canada H3A 3J6	2,938,005(3)	5.95
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,551,659(4)	5.17
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,544,028(5)	5.15

(1)
As reported in the Schedule 13G/A filed on February 11, 2013 with the SEC, the beneficial owner claims to have sole voting power with respect to 3,991,378 shares of Common Stock and sole dispositive power with respect to 4,032,345 shares of Common Stock.

(2)
As reported in the Schedule 13G filed on February 25, 2013 with the SEC.

(3)
As reported in the Schedule 13G filed on February 11, 2013 with the SEC.
LifePoint Hospitals, Inc. | 2013 Proxy Statement	41

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

(4)
As reported in the Schedule 13G filed on January 30, 2013 with the SEC.

(5)
As reported in the Schedule 13G/A filed on February 12, 2013 with the SEC. The beneficial owner claims to have sole voting power with respect to 35,567 shares of Common Stock, sole dispositive power with respect to 2,510,566 shares of Common Stock and shared dispositive power with respect to 33,462 shares of Common Stock.

Security Ownership of Management and Directors

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Class
William F. Carpenter III	1,533,486(2)	3.2%
Jeffrey S. Sherman	306,567	*
David M. Dill	548,782(3)	1.2
Paul D. Gilbert	138,793	*
Leif M. Murphy	83,957	*
John P. Bumpus	226,453	*
Gregory T. Bier	23,997(4)	*
Richard H. Evans	26,577(4)	*
DeWitt Ezell, Jr.	47,669(4)	*
Michael P. Haley	38,580(4)	*
Marguerite W. Kondracke	21,729(4)	*
John E. Maupin, Jr.	35,497(4)	*
Owen G. Shell, Jr.	28,330(4)	*
Directors and executive officers as a group (13 persons)	3,060,417	6.3%

*
Less than one percent.

(1)
The following amounts are included in the number of shares beneficially owned by an individual as reported in the table above:

	Shares	Shares Owned
	Underlying	Through	2010 Shares of	2011 Shares of	2012 Shares of
Name	Options(a)	Retirement Plan(b)	Restricted Stock(c)	Restricted Stock(d)	Restricted Stock(e)
Carpenter	876,666	1,629	93,000	100,000	100,000
Sherman	185,000	—	30,000	30,000	35,000
Dill	335,000	685	30,000	37,000	50,000
Gilbert	73,333	460	25,000	20,000	20,000
Murphy	63,333	—	—	—	20,000
Bumpus	115,000	851	22,500	17,000	17,000
Evans	5,000	—	—	—	—
Maupin	5,000	—	—	—	—
(a)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from December 31, 2012, are deemed outstanding.

(b)
The ownership given for each individual includes shares of Common Stock indirectly owned through the Company's 401(K) Plan.

(c)
The ownership for each individual also includes restricted stock awards granted on February 23, 2010 under the LTIP. These shares of restricted stock became unrestricted on February 23, 2013.

(d)
The ownership for each individual also includes restricted stock awards granted on February 23, 2011 under the LTIP. Generally, these shares of restricted stock will become unrestricted on February 23, 2014.

(e)
The ownership for each individual also includes restricted stock awards granted on February 21, 2012 under the LTIP as set forth in the table below. Generally, these shares of restricted stock will become unrestricted on February 21, 2015.
42	2013 Proxy Statement | LifePoint Hospitals, Inc.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

(2)
The ownership for Mr. Carpenter includes a one-time grant of 100,000 shares of restricted stock on February 24, 2009. One-half of these shares of restricted stock became unrestricted on February 24, 2013, and one-half will become unrestricted on February 24, 2014.

(3)
The ownership for Mr. Dill includes 6,500 shares of restricted stock granted on June 7, 2010 under the LTIP which will become unrestricted on June 7, 2013.

(4)
The ownership for each individual includes 3,925 shares of restricted stock granted on June 7, 2010 under the Directors Plan. These shares became unrestricted on December 8, 2010 with a deferred settlement date on June 7, 2013.

The ownership for each individual includes 3,449 shares of restricted stock granted on June 7, 2011 under the Directors Plan. These shares became unrestricted on December 8, 2011 with a deferred settlement date on June 7, 2014.

The ownership for each individual includes 4,657 shares of restricted stock granted on June 6, 2012 under the Directors Plan. These shares became unrestricted on December 7, 2012 with a deferred settlement date on June 6, 2015.

Further, the ownership for each individual includes deferred stock units, granted under the Directors Plan, payable in shares of Common Stock as follows:

Deferred
Name	Stock Units
Evans	1,080
Maupin	3,884
Shell	6,099

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company's executive officers and directors, the Company believes that all reports were filed in a timely manner during 2012, except that Mr. Murphy had a late filing with respect to a purchase through the MSPP in July 2012.

All Section 16(a) reports are posted on the "Investor Relations — SEC Filings" section of the Company's website, www.lifepointhospitals.com, by the end of the business day after filing and remain accessible for at least 12 months.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	43

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2013 and, as a matter of good corporate governance, the Board is requesting stockholders to ratify this selection. Ernst & Young LLP has audited the Company's financial statements since 1999 and is considered by management to be well qualified. If the selection of Ernst & Young LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit and Compliance Committee after careful consideration of any information submitted by the stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions.

 Fees and Services of the Independent Registered Public Accounting Firm

The following is a summary of services rendered by Ernst & Young LLP and the fees paid for such services during the last two fiscal years.

Service	2011	2012
Audit Fees	$1,421,849	$1,720,864
Audit-Related Fees	27,456	55,000
Tax Fees	212,015	92,456
All Other Fees	185,000	50,388
Total	1,846,320	1,918,708

Audit Fees — Primarily for professional services rendered in connection with the audit of the Company's consolidated annual financial statements, audit of internal control over financial reporting (pursuant to §404 of Sarbanes-Oxley) and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2011 and 2012. The fees also include separate opinion audits of certain subsidiaries, as well as comfort letters and consents related to SEC filings.

Audit-Related Fees — Primarily for consultation on accounting and reporting standards.

Tax Fees — For assistance with tax compliance regarding tax filings and other tax advice and consulting services.

All Other Fees — For consulting services rendered relating to a readiness assessment to determine whether the Company's electronic health records systems, processes and workflows are in place to meet the meaningful use criteria adopted by the Secretary of Health and Human Services.

The Audit and Compliance Committee considered and determined that the provision of non-audit services by Ernst & Young LLP during 2011 and 2012 was compatible with maintaining auditor independence. None of these services is of a type that is prohibited under the independent registered public accounting firm independence standards of the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit and Compliance Committee has implemented procedures to ensure the pre-approval of all audit, audit-related, tax and other services performed by the Company's independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Bier, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $50,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. On a quarterly basis, the Audit and Compliance Committee reviews a summary listing of all service fees, along with a reasonably detailed description of the nature of the engagement of Ernst & Young LLP. The Audit and Compliance Committee pre-approved in accordance with SEC rules all audit, audit-related, tax and other services performed by Ernst & Young LLP during 2012.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

44	2013 Proxy Statement | LifePoint Hospitals, Inc.

AUDIT AND COMPLIANCE COMMITTEE REPORT

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee consists entirely of independent directors in accordance with the NASDAQ and SEC audit committee structure and membership requirements. The Audit and Compliance Committee has certain duties and powers as described in its written Charter adopted by the Board of Directors. A copy of this Charter is available under the "Investor Relations  — Corporate Governance" section of the Company's website, www.lifepointhospitals.com.

In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal control over financial reporting, and the work and assurances of the Company's independent registered public accounting firm, which reviews quarterly and audits annually the Company's financial statements. In addition, the Audit and Compliance Committee relies on the Company's independent registered public accounting firm to express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles and to attest management's assessment of the effectiveness of internal control over financial reporting.

The Audit and Compliance Committee selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2012. This selection was subsequently approved by the Board of Directors and was ratified by the Company's stockholders at the annual meeting of stockholders held on June 5, 2012.

The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with the Company's management and Ernst & Young LLP. The Audit and Compliance Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit and Compliance Committee concerning independence, and has discussed with the auditor the auditor's independence.

In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the 2012 Annual Report on Form 10-K.

AUDIT AND COMPLIANCE COMMITTEE

Gregory T. Bier, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke
John E. Maupin, Jr.
Owen G. Shell, Jr.

Dated: April 17, 2013

LifePoint Hospitals, Inc. | 2013 Proxy Statement	45

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is asking its stockholders to indicate their support for the compensation of the NEOs disclosed in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to express their views on NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee; however, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Most Recent Say-on-Pay Vote Results

Last year, the Company received 85.08% stockholder support from the non-binding say-on-pay advisory vote. As a result, no changes were made to our executive compensation program in 2012.

Performance and Pay Alignment

We tie pay to performance. The great majority of executive pay is not guaranteed. A large percentage of the total direct compensation (base salary, annual cash incentive award and long-term incentive award) is performance-based and must be earned on the basis of Company and individual performance, including stock price performance. As previously discussed in this Proxy Statement, approximately 89% of the CEO's total direct compensation and an average of approximately 84% of the total average direct compensation of the other NEOs is performance-based. Further explanation of our performance and pay alignment can be found in the Compensation Discussion and Analysis that begins on page 20, which includes a summary of our 2012 business highlights as well as information regarding our performance over the past three years.

The Company exceeded the performance targets set by the Compensation Committee for two of our Performance Criteria and exceeded the performance threshold for the remaining three Performance Criteria. As a result, our performance-based incentive plan paid out above target for 2012.

Compensation Program

The Company's compensation of its NEOs plays a material role in its ability to attract and retain a highly experienced team of executives. Our Board of Directors and NEOs strive to balance near-term results with long-term stockholder value, which is reflected in our NEO compensation program. In addition to being performance-based, our NEO compensation program is designed to facilitate good corporate governance.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made, and the factors considered in making those decisions. The Compensation Committee believes that the NEO compensation program is structured in a manner that strongly supports the Company and its business objectives and is deserving of stockholder support.

Accordingly, the Company is asking its stockholders to vote "FOR" the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S
NAMED EXECUTIVE OFFICERS.

46	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

PROPOSAL 4: APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN

Our stockholders have previously approved the LTIP and the Directors Plan (collectively with the LTIP, the "Prior Plans"). If approved by our stockholders, the 2013 Plan will replace the Prior Plans and LifePoint will have:

  •
  one plan governing future awards made to both Company employees and non-employee directors;

  •
  no shares remaining available for issuance under the Prior Plans;

  •
  enhanced flexibility in determining award allocations between options and full-value shares; and

  •
  full-value shares reducing the total awards available under the 2013 Plan by more than two times option grants.

The Board recommends that you vote FOR approval of the 2013 Plan.    The Board believes that it is in the best interest of the Company and our stockholders to approve the 2013 Plan. Based on the amount of awards granted in the past, the Board believes that the shares available for awards under the Prior Plans will likely be insufficient to satisfy our equity compensation needs for 2014 and beyond. Accordingly, the Board is seeking your approval of the 2013 Plan, which will provide us greater flexibility with respect to the manner in which shares authorized for issuance under the 2013 Plan will be utilized. If the 2013 Plan is approved, a share pool of 3,600,000 shares will be authorized and available to make grants to eligible recipients. The design of the 2013 Plan will be one under which all authorized shares may be granted from a "fungible" share pool (see description below).

Since Full-Value Awards (i.e., any Award except an Option or Stock Appreciation Right) have a more dilutive effect on stockholders, each share subject to any Full-Value Award that is granted from the pool of available shares will count against the 2013 Plan's share authorization as though 2.09 shares of our stock had been awarded. This is commonly referred to as a fungible share pool. To illustrate, if a key employee is awarded a restricted stock award or restricted stock units of 1,000 shares of our Common Stock, for purpose of determining the total number of shares remaining available for grant under the 2013 Plan, such award will count against the authorized share pool as if it were an award of 2,090 shares. To the extent any share authorized for issuance under the 2013 Plan is forfeited, unvested, unearned or undelivered, and is eligible to be returned to the share pool, the number of shares originally counted against the available share pool at the time of grant will be returned to the pool (i.e., eligible Options will be added back as 1.00 share; eligible Full-Value Awards added back will count as 2.09 shares). Any shares subject to any Full-Value Award granted under the Prior Plans prior to the effectiveness of the 2013 Plan from shares already reserved for such Awards (taking into account any forfeitures or cancellations of any such Full-Value Awards that are returned to the 2013 Plan) will be counted against the authorized share limit based on the number of shares actually awarded under the Prior Plans.

We have summarized the principal features of the 2013 Plan in this Proposal 4. This summary is not a complete description of the 2013 Plan and is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached as Appendix A.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	47

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

 Rationale for the adoption of the 2013 Plan

The number of shares requested under the 2013 Plan (3,600,000) was determined based on our review of our historical grant practices, our anticipated share needs with respect to future awards, market expectations and our desire to have enough shares to make regular, annual grants to employees and non-employee directors over the next two to three years. In addition, consideration was given to:

•
Our recent historical burn rate (awards granted divided by shares outstanding) in the past two years (below 3.0%);

•
Our desire to mitigate excessive equity overhang;

•
Our ISS-related commitment to maintain an average annual burn rate over the period 2012-2014 that does not exceed 4.69% of weighted shares of Common Stock outstanding; and

•
Our desire to maintain the minimum dilutive impact to stockholders.

For purposes of calculating the number of shares granted in a particular year with respect to our ISS-related burn rate commitment, all awards are converted into option share equivalents. Each share that is subject to awards other than options are counted as equivalent to 2.5 option shares. For 2012, our ISS burn rate of 4.43% was in compliance with our burn rate commitment. On April 17, 2013, the Board of Directors adopted the 2013 Plan, subject to approval by the Company's stockholders. If approved, the 2013 Plan will become effective as of the date of approval by our stockholders (which we refer to as the "effective date"), and no further awards will be made under the Prior Plans after the effective date. If the 2013 Plan is not approved by our stockholders, the Prior Plans will continue in existence in their current state. As of the date of this proxy statement, no awards have been granted under the 2013 Plan.

The number of options outstanding under the Prior Plans as of December 31, 2012 was 3,667,045 with a weighted average exercise price of $34.12 per share and weighted average remaining term of 6.84 years. The number of Full-Value Awards (e.g., restricted stock, restricted stock unit awards, and deferred stock units) outstanding under the Prior Plans was 1,477,240 as of December 31, 2012. In addition, as of December 31, 2012, our MSPP (which is covered under a separate plan) had 4,383 full-value shares available for issuance; no additional shares are being requested with respect to the MSPP. Additional information regarding shares available for award is provided below.

The Board of Directors believes that the 2013 Plan will advance the Company's long-term success by encouraging stock ownership among award recipients. Additionally, the Board of Directors believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholders' interests. The 2013 Plan allows for several forms of awards based on the value of the Company's Common Stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value. The 2013 Plan is intended to be used to make future awards that were previously made under the Prior Plans, thereby reducing the administrative efforts that were previously being expended to maintain two separate incentive compensation plans. The 2013 Plan is also intended to modernize the Company's incentive award grant practices in light of current market practices and to set forth the principles the Company will adhere to in designing and administering employee and non-employee director compensation programs.

Principal Features of the 2013 Plan

The principal features of the 2013 Plan are as follows (and are described more fully below):

•
All officers, non-employee directors, employees, consultants and general partners who provide services to the Company or its subsidiaries and other designated affiliates are eligible to participate in the 2013 Plan;
•
Options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), dividend equivalent units, other stock-based awards or performance awards are eligible for grants under the 2013 Plan;

•
Dividend equivalents may not be granted in tandem with stock options or stock appreciation rights;
48	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

•
Dividend equivalents are tied to RSUs under the 2013 Plan;

•
The 2013 Plan will be administered by a committee appointed by the Board of Directors (the "Committee");

•
Vesting requirements for awards under the 2013 Plan are determined by the Committee, except that if a dividend equivalent is granted in connection with another award that is subject to performance-based vesting criteria, the dividend equivalent must also be subject to performance-based vesting criteria to the same extent as the award with respect to which the dividend equivalent was granted;

•
No awards under the 2013 Plan vest on account of a change in control of the Company if the award is assumed or substituted or continues after the change in control occurs, unless the Committee otherwise determines in a specific instance;

•
The 2013 Plan grants the Committee discretion to determine the time when an option may no longer be exercised following a participant's termination;

•
The 2013 Plan prohibits the repricing of option and SAR awards without approval by the Company's stockholders;

•
The 2013 Plan prohibits the following: (i) shares tendered by a participant or withheld by the Company to pay the exercise price of an award to be available for future grants under the 2013 Plan; and (ii) shares tendered by a participant or withheld by the Company for taxes to be available for future grants under the 2013 Plan;

•
The 2013 Plan permits the deferral of the annual retainer payable to non-employee directors in the form of RSU awards, however, the aggregate grant date fair value of all awards granted to any non-employee director, other than the RSU awards granted to a non-employee director in lieu of receipt of all or a portion of the non-employee director's annual retainer, will not exceed $500,000 during any single calendar year.

Description of the 2013 Plan

Purpose

The 2013 Plan will assist the Company and its subsidiaries and other affiliates controlled by the Company (which we refer to as "Related Entities") in attracting, motivating, retaining and rewarding talented employees, non-employee directors, consultants and other persons who provide services to the Company or its Related Entities (each, a "participant"), by enabling participants to acquire or increase a proprietary interest in the Company. The Company intends for the 2013 Plan to strengthen the alignment of participant and Company stockholder interests, and provide participants with performance incentives to create stockholder value.

Shares Available for Awards; Annual Per-Person Limitations

The number of shares of Common Stock available for issuance under the 2013 Plan on or after the effective date will be 3,600,000 shares. The 2013 Plan will have a fungible plan design so that each share subject to any Full-Value Award granted from the pool of available shares will count against the 2013 Plan's share authorization as though 2.09 shares of our Common Stock had been awarded. To the extent any share authorized for issuance under the 2013 Plan is forfeited, unvested, unearned or undelivered, and is eligible to be returned to the share pool, the number of shares originally counted against the available share pool at the time of grant will be returned to the pool (i.e., eligible options will be added back as 1.00 share; eligible Full-Value Awards added back will count as 2.09 shares). In addition, after the effective date, any shares subject to any Full-Value Award granted under the Prior Plans prior to the effectiveness of the 2013 Plan from shares already reserved for such Awards (taking into account any forfeitures or cancellations of any such Full-Value Awards that are returned to the 2013 Plan) will be counted against the authorized share limit based on the number of shares actually awarded under the Prior Plans. If any award granted under the 2013 Plan, other than a stock appreciation right award, that could have been settled with shares is settled for cash or does not result in the issuance of all or a portion of the shares subject to the award, the shares to which those awards were subject again will be available for award under the 2013 Plan.

Additionally, in the event that an entity acquired by or combined with the Company or any Related Entity has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of an acquisition or combination (an

LifePoint Hospitals, Inc. | 2013 Proxy Statement	49

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

"Acquired Plan"), the shares available for delivery pursuant to the terms of the Acquired Plan (as adjusted using the applicable exchange ratio or adjustment or valuation ratio or formula used in the acquisition or combination) ("Acquired Plan Shares") may be used for awards under the 2013 Plan and will not reduce the shares authorized for delivery under the 2013 Plan; provided, that awards using Acquired Plan Shares will be made in accordance with the Acquired Plan and will only be made to individuals who were not employees or non-employee directors of the Company or its Related Entities prior to such acquisition or combination.

As of the effective date, any shares available for issuance under the Prior Plans will be cancelled. Outstanding awards granted under the Prior Plans will continue to be governed by the terms of the Prior Plans but no awards may be made under the Prior Plans after the effective date.

The 2013 Plan imposes individual limitations on the amount of certain awards in part with the intention to comply with Section 162(m) of the Tax Code. In any fiscal year of the Company during which the 2013 Plan is in effect, no participant may be granted (i) stock options and/or SARs with respect to more than 1,000,000 shares of Common Stock, or (ii) shares of restricted stock, RSUs, performance shares and/or other stock based-awards denominated in or valued by reference to a designated number of shares and that are intended to qualify as "performance-based compensation" exempt from the deduction limitations imposed under Section 162(m) of the Tax Code, for more than 1,000,000 shares of Common Stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out to any one participant as performance units that are intended to qualify as "performance-based compensation" exempt from the deduction limitations imposed under Section 162(m) of the Tax Code, for any 12-month performance period is $5,000,000, and for any performance period that is more than 12 months, $5,000,000 multiplied by the number of full or partial 12-month periods that are in the performance period.

Notwithstanding any other provision of the 2013 Plan to the contrary, the aggregate grant date fair value of all awards granted to any non-employee director, other than the RSU awards granted to a non-employee director in lieu of receiving all or a portion of the non-employee director's annual retainer, during any single calendar year will not exceed $500,000.

The Committee is authorized to adjust the limitations on the number of shares of Common Stock available for issuance under the 2013 Plan and the individual limitations on the amount of certain awards and will adjust outstanding awards to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Company's Common Stock so that an adjustment is appropriate. See the sections "Acceleration of Vesting; Change in Control" and "Other Adjustments" below for a summary of certain additional adjustment provisions of the 2013 Plan.

Excluding the adjustments referenced above, the Committee is prohibited from taking any of the following actions without approval of the Company's stockholders:

•
lowering the exercise or grant price per share of an option or SAR after it is granted;

•
cancelling an option or SAR when the exercise or grant price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards);

•
taking any other action with respect to an option or SAR award that may be treated as a repricing pursuant to the applicable rules of the stock exchange or quotation system on which shares of our Common Stock are listed or quoted; or

•
buy out an underwater option or SAR award using cash or another award (any such action described in this paragraph being referred to as a "Repricing").

The closing price of our Common Stock on NASDAQ on April 12, 2013 was $46.26 per share.

Eligibility

The persons eligible to receive awards under the 2013 Plan are the officers, non-employee directors, employees, consultants and other persons who provide bona fide services to the Company or any Related Entity and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for shares

50	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

of the Common Stock. An employee on leave of absence may be considered employed by the Company or a Related Entity for purposes of eligibility for participation in the 2013 Plan.

All Company employees and non-employee Directors are eligible to participate in the 2013 Plan. Eligibility with respect to any individual is determined from time to time in the sole discretion of the Committee. Based on prior practice under the LTIP, which we believe will continue under the 2013 Plan, approximately 70 employees will be considered for an annual Award under the 2013 Plan.

Administration

The 2013 Plan is to be administered by the Committee; provided, however, that if the Board of Directors fails to designate a committee or if there are no longer any members on the Committee so designated by the Board of Directors, or for any other reason determined by the Board of Directors, then the Board of Directors will serve as the Committee. It is intended that the Committee will be comprised exclusively of independent non-employee directors in accordance with NASDAQ listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Tax Code. Subject to the terms of the 2013 Plan, the Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2013 Plan, construe and interpret the 2013 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2013 Plan.

The Committee is permitted to delegate the performance of certain functions, including administrative functions, of the 2013 Plan to our officers, or committees of them. The delegation is required to be accomplished in a manner that does not result in the loss of an exemption under Rule 16b-3 under the Exchange Act for awards or cause awards to "covered employees" that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to qualify.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee.

The provisions that are intended to qualify awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Tax Code will apply to any restricted stock award, RSU award, performance award, or other stock-based award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a "covered employee" (as defined below) and is intended to qualify as "performance-based compensation" not subject to the limitation on tax deductibility. The term "covered employee" means the Company's chief executive officer and each other person whose compensation is required to be disclosed in the Company's filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company's principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Tax Code, any power or authority relating to an award intended to qualify under Section 162(m) of the Tax Code is to be exercised by the Committee and not the Board of Directors.

If and to the extent that the Committee determines that an award is intended to be exempt from Section 162(m) of the Tax Code, one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share

LifePoint Hospitals, Inc. | 2013 Proxy Statement	51

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

criteria), will be used by the Committee in establishing performance goals for such awards:

•
earnings per share;
•
revenues or margins;
•
cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital);
•
operating margin;
•
return on assets, sales, investment, capital, or equity;
•
economic value added;
•
direct contribution;
•
net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;
•
working capital;
•
management of fixed costs or variable costs;
•
identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;
•
total stockholder return;
•
debt reduction;
•
market share;
•
entry into new markets, either geographically or by business unit;
•
customer retention and satisfaction;
•
strategic plan development and implementation, including turnaround plans; and/or
•
the fair market value of a share of Common Stock.

Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. Performance goals for awards intended to comply with Section 162(m) of the Tax Code must be established no later than 90 days after the beginning of the performance period related to the applicable awards or at such other date as may be required for "performance-based compensation" treatment under Section 162(m) of the Tax Code.

After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee will exclude the impact of

•
restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges,

•
change in accounting standards required by generally accepted accounting principles; or

•
such other exclusions or adjustments as the Committee specifies at the time the award is granted.

The Committee may, in its discretion, determine that the amount payable as an award intended to qualify as "performance-based compensation" not subject to the limitation on tax deductibility under Section 162(m) of the Tax Code will be reduced from the amount of any potential award.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of the Company (including voting and dividend rights), unless otherwise determined by the Committee. Except as otherwise provided in any award agreement, (i) dividends payable with respect to a restricted stock award are paid on the date or dates the shares subject to the underlying restricted stock award become vested, with such dividends to be accumulated, without interest, by the Company, (ii) all accumulated dividends payable with respect to a restricted stock award are paid in cash, and (iii) any accumulated dividends will be forfeited, unless the shares subject to the restricted stock award to which such accumulated dividends relate become vested. Notwithstanding, cash dividends, stock and any other property distributed as a dividend with respect to any restricted stock award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the restricted stock

52	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

award and will be paid at the time such restrictions and risk of forfeiture laps.

An award of RSUs confers upon a participant the right to receive shares of Common Stock or cash equal to the fair market value of the specified number of shares covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may only be granted in connection with another award, other than an option or SAR award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock or otherwise as specified by the Committee. Except as otherwise provided in any award agreement, (i) dividend equivalents payable with respect to RSUs are paid on the date or dates the portion of the underlying RSUs are settled, with such dividend equivalents to be accumulated, without interest, by the Company, (ii) all accumulated dividend equivalents payable with respect to RSUs are paid in cash, and (iii) any accumulated dividend equivalents will be forfeited, unless the portion of the RSUs to which such accumulated dividend equivalents relate become vested. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2013 Plan or other plans or compensatory arrangements. This also includes allowing non-employee directors to elect to receive an RSU award in lieu of receiving all or a portion of the annual retainer otherwise payable to the non-employee director.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options and SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, provided that the exercise price per share of an option and the grant price per share of a SAR will be no less than 100% of the fair market value of a share of Common Stock on the date an option or SAR is granted.

For purposes of the 2013 Plan, the term "fair market value" means the fair market value of shares of Common Stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a share of Common Stock as of any given date is the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which shares of Common Stock are traded on the date immediately preceding the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the award is authorized by the Committee) or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding ten years. Methods of exercise and settlement and other terms of options and SARs are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2013 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

The Company may grant SARs in tandem with options, which we refer to as "Tandem SARs," under the 2013 Plan. A Tandem SAR may be granted at the same time as the related option is granted. A Tandem SAR may only be exercised when

LifePoint Hospitals, Inc. | 2013 Proxy Statement	53

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option's exercise price. Any option related to a Tandem SAR will no longer be exercisable to the extent the Tandem SAR has been exercised and any Tandem SAR will no longer be exercisable to the extent the related option has been exercised.

Other Stock-Based Awards

The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2013 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2013 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers subject to any terms and conditions the Committee chooses to impose.

Awards under the 2013 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2013 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

Notwithstanding any provision in any award agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the participant and the Company or any Related Entity (other than an award agreement), outstanding awards under the 2013 Plan will not be accelerated in the event of a "change in control" of the Company (as defined in the 2013 Plan) if either

•
the Company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control; or

•
the successor company assumes or substitutes for the applicable award.

Notwithstanding the foregoing, if and to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, in the event a participant's employment is terminated without "cause" by the Company or any Related Entity or by such successor company or by the participant for "good reason," within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described below.

In the event of a change in control of the Company that does not result in a continuation or assumption of existing awards or in the event that a participant's employment is terminated without cause or if the participant resigns without good reason following the change in control, to the extent provided in any employment or other agreement between the participant and the Company or any Related Entity, or to the extent otherwise determined by the Committee in its sole discretion in each particular case,

•
any option or SAR that was not previously vested and exercisable at the time of the change in control will become immediately vested and exercisable;

•
any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted
54	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

  stock award, RSU award or any other stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and

•
performance goals and conditions applicable to any outstanding award will be deemed met as of the date of the change in control.

Subject to certain limitations, the Committee may provide for:

•
the continuation of the outstanding awards by the Company, if the Company is a surviving entity;

•
the assumption or substitution for outstanding awards by the surviving entity or its parent or subsidiary;

•
full exercisability or vesting and accelerated expiration of the outstanding awards; or

•
settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of any applicable awards.

These actions may be taken without the consent or agreement of a participant and without any requirement that all participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment if doing so would cause any award granted to participants designated by the Committee as "covered employees" and intended to qualify as "performance-based compensation" under Section 162(m) of the Tax Code to otherwise fail to qualify as "performance-based compensation." In addition, without the approval of the Company's stockholders, the Committee may not make any adjustment if the adjustment would result in a Repricing.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Committee's authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Except as otherwise permitted by the 2013 Plan or an award agreement, no Board of Directors action may materially and adversely affect the rights of a participant under the terms of any previously granted and outstanding award without the consent of an affected participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award granted and any related award agreement, except as otherwise provided in the 2013 Plan; provided that, except as otherwise permitted by the 2013 Plan or any award agreement, no such Committee or Board of Directors action may materially and adversely affect the rights of a participant under the terms of such award without the consent of the affected participant. The 2013 Plan will terminate at the earliest of:

•
such time as no shares of Common Stock remain available for issuance under the 2013 Plan;

•
termination of the 2013 Plan by the Board of Directors; or

•
the tenth anniversary of the effective date.

Awards outstanding upon expiration of the 2013 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

General Income Tax Consequences

Tax consequences to the Company and to participants will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an award under the 2013 Plan. Any participant who exercises incentive stock options will not recognize income upon exercise. However, the exercise of an incentive stock option does give rise to a preference under the alternative minimum tax rules. Provided that the participant holds the stock for at least two years

LifePoint Hospitals, Inc. | 2013 Proxy Statement	55

APPROVAL OF 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

after the incentive stock option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive stock option and the fair market value of the Common Stock at the time it is sold. However, if the stock is sold before the end of the holding period for incentive stock options, the sale is treated as a "disqualifying disposition", and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of Common Stock at the time of exercise of the incentive stock option.

A participant will be taxed at the time he or she exercises a nonqualified option on the difference between the exercise price and the fair market value of Common Stock at the time of exercise. This difference is taxed as ordinary compensation income. The participant's tax basis in Common Stock acquired through a nonqualified option is the exercise price plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Common Stock acquired through a nonqualified option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise. Similar capital gains rules apply to a disqualifying disposition of stock acquired through an incentive stock option.

For awards of restricted stock, the recipient recognizes ordinary income on the fair market value of the Common Stock under the award at the time the awards become "vested" or is no longer subject to a substantial risk of forfeiture. For awards of RSUs, performance shares and performance units, the recipient recognizes ordinary income on the cash or the fair market value of the Common Stock delivered under the award at the time the payment of cash or the delivery of shares is actually made. The 2013 Plan is not qualified under the provisions of section 401(a) of the Tax Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Section 162 Limitations

Section 162(m) of the Tax Code generally disallows a public company's tax deduction for compensation to covered employees in excess of $1.0 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1.0 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the 2013 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with the awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such "performance-based compensation," so that the awards would not be subject to the Section 162(m) of the Tax Code deductibility cap of $1.0 million. However, the Committee may, in its discretion, grant awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Tax Code. In addition, future changes in Section 162(m) of the Tax Code or the regulations thereunder may adversely affect our ability to ensure that awards under the 2013 Plan will qualify as "performance-based compensation" that are fully deductible by the Company under Section 162(m) of the Tax Code.

Section 409A of the Tax Code

The 2013 Plan is intended to comply with Section 409A of the Tax Code to the extent that such section would apply to any award under the 2013 Plan. Section 409A of the Tax Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A of the Tax Code, and does not comply with Section 409A of the Tax Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Tax Code) on the value of the award.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.

New Plan Benefits

A new plan benefits table for the 2013 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2013 Plan if the 2013 Plan was then in effect are not provided because all awards made under the 2013 Plan will be made at the Board of Directors' discretion. Therefore, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

56	2013 Proxy Statement | LifePoint Hospitals, Inc.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the 2014 Proxy Statement

To be considered for inclusion in next year's proxy statement, stockholder proposals, submitted in accordance with SEC Rule 14a-8, must be received at the Company's corporate offices no later than December 25, 2013 for the Company to consider it for inclusion in the proxy statement for the 2014 annual meeting of stockholders. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Brentwood, Tennessee 37027.

Other Stockholder Proposals for Presentation at the 2014 Annual Meeting

The Company's By-Laws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2014 annual meeting of stockholders, must be received at the Company's corporate offices not less than 90 days prior to the first anniversary of the Annual Meeting. As a result, proposals submitted pursuant to these provisions of the By-Laws, including director nominations, must be received no later than the close of business on March 6, 2014. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Brentwood, Tennessee 37027 and include the information set forth in the By-Laws, which are available under the "Investor Relations — Corporate Governance" section of the Company's website at www.lifepointhospitals.com. SEC rules permit management to vote proxies in its discretion if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder's compliance with this deadline.

Stockholder Communication with the Board of Directors

Stockholders and other interested parties may communicate with any of the independent directors, including Board committee chairs and the Lead Director, by using the following address:

    LifePoint Hospitals, Inc.
    Board of Directors
    c/o Corporate Secretary
    103 Powell Court
    Brentwood, Tennessee 37027

All written communications received in such manner will be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded to all members of the Board of Directors.

Voting Securities

You are entitled to vote if you were a stockholder of record as of the close of business on April 12, 2013. On such date, there were 47,389,710 shares of Common Stock outstanding.

Vote Required for Election, Ratification and Approval

Election of Directors (Proposal 1):

If a quorum is present, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. The Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record with respect to each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors. Should any nominee become unavailable for election, an event not now anticipated, shares

LifePoint Hospitals, Inc. | 2013 Proxy Statement	57

ADDITIONAL INFORMATION

covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal 2):

Stockholder ratification of the Audit and Compliance Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the By-Laws or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company's stockholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote.

Say on Pay (Proposal 3):

With respect to Proposal 3, if a quorum is present, approval of the resolution to approve, on an advisory basis, the compensation of the NEOs requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote.

Approval of Benefit Plan (Proposal 4):

Proposal 4 will become effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Abstentions and Broker Non-Votes:

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome. Abstentions with respect to Proposals 2, 3 and 4 will have the same effect as a vote against such proposals.

If your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2, even if it does not receive voting instructions from you. Proposals 1, 3 and 4 are "non-discretionary," meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on these proposals. When a broker votes a client's shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as "broker non-votes." Those shares that are the subject of "broker non-votes" will be included in determining the presence of a quorum at the Annual Meeting but are not considered "present" for purposes of voting on the non-discretionary items and will therefore have no impact on the vote.

Manner for Voting Proxies

Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly completed and delivered proxies received by phone, by Internet or by mail before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

We are not aware of any business to be conducted at the Annual Meeting other than the matters described in this Proxy Statement. If any other business is properly brought before the meeting, your proxy gives authority to Paul D. Gilbert, the Company's Executive Vice President and Chief Legal Officer and Christy S. Green, the Company's Vice President, Associate General Counsel and Corporate Secretary, or either of them, with full power of substitution, to vote on such matters at their discretion. All such other matters properly brought before the meeting shall be approved upon the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

Solicitation of Proxies

The Company will pay all expenses of the Annual Meeting that it incurs, including any cost for mailing the Notices of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. The

58	2013 Proxy Statement | LifePoint Hospitals, Inc.

ADDITIONAL INFORMATION

directors, officers and employees of the Company may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts.

The Company also has retained Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies. The Company expects to pay Innisfree a fee of $15,000 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the Notice of Internet Availability and, if specifically requested, printed proxy materials to their principals and will pay Innisfree a service fee for coordinating with such parties on the Company's behalf.

Requesting Copies of the 2012 Annual Report on Form 10-K

In addition to the Proxy Statement, a copy of the Annual Report to Stockholders is available on the Internet as indicated on the Notice of Internet Availability. Additionally, upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the 2012 Annual Report on Form 10-K filed with the SEC. Such requests should be directed to Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Brentwood, Tennessee 37027, (615) 372-8500. The Annual Report to Stockholders and 2012 Annual Report on Form 10-K are also available on the "Investor Relations — SEC Filings" section of the Company's website at www.lifepointhospitals.com. The Company's Annual Report to Stockholders and 2012 Annual Report on Form 10-K are not proxy soliciting materials.

Delivery of Documents to Stockholders Sharing an Address

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of proxy materials to that address. Householding is designed to reduce a company's printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you receive more than one Notice of Internet Availability, this means that you have multiple accounts holding the Common Stock with brokers and/or the Company's transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.

Electronic Access to Proxy Statement and Annual Report to Stockholders

The Company has elected to provide its Proxy Statement and Annual Report to Stockholders over the Internet through a "notice and access" model. The Notice of Internet Availability provides instructions on how you may access this Proxy Statement and the Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	59

APPENDIX A

 LIFEPOINT HOSPITALS, INC.

2013 LONG-TERM INCENTIVE PLAN

              1.            Purpose.    The purpose of this 2013 LONG-TERM INCENTIVE PLAN (the "Plan") is to assist LifePoint Hospitals, Inc., a Delaware corporation (the "Company") and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

              2.            Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

                            (a)           "Annual Retainer" means the annual fee earned by an Outside Director for his or her service on the Board, which shall not include committee chair fees and meeting fees, if any.

                            (b)           "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

                            (c)           "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

                            (d)           "Beneficiary" means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                            (e)           "Beneficial Owner" and "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                            (f)            "Board" means the Company's Board of Directors.

                            (g)           "Cause" shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Cause" shall have the equivalent meaning or the same meaning as "cause" or "for cause" set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean involuntary termination of Participant's Continuous Service due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of the Company, (ii) commission of an act of fraud, embezzlement, or material dishonesty against the Company or any Related Entity, or (iii) intentional neglect of the Participant's responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from the Company detailing the acts of neglect. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

                            (h)           "Change in Control" means a Change in Control as defined in Section 9(b) of the Plan.

                            (i)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                            (j)            "Committee" means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an "outside director" within the meaning of Section 162(m) of the Code,

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 1

APPENDIX A

and (iii) "Independent", the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

                            (k)           "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                            (l)            "Continuous Service" means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

                            (m)          "Covered Employee" means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company's filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a "covered employee" for purposes of Section 162(m) of the Code.

                            (n)           "Director" means a member of the Board or the board of directors of any Related Entity.

                            (o)           "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

                            (p)           "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

                            (q)           "Eligible Person" means each officer, Director, Employee, Consultant and general partner who is a natural person providing bona fide services to the Company or any Related Entity and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for Shares. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

                            (r)            "Employee" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                            (s)           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                            (t)            "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

                            (u)           "Good Reason" shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Good Reason" shall have the equivalent meaning or the same meaning as "good reason" or "for good reason" set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the voluntary

A- 2	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

termination of Continuous Service by the Participant because the terms of Continuous Service are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the modification. A position is "substantially equivalent" if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the modification, (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the modification, and (iii) the modification does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant's right to voluntarily terminate Continuous Service for "Good Reason" expires 180 days after the commencement of the Participant's Continuous Service in the position that is not "substantially equivalent" to the Participant's prior position.

                            (v)           "Incentive Stock Option" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

                            (w)          "Independent", when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

                            (x)           "Listing Market" means the NASDAQ Stock Market or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the NASDAQ Stock Market.

                            (y)           "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

                            (z)           "Optionee" means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

                            (aa)        "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

                            (bb)        "Outside Director" means any Director who is not also an Employee.

                            (cc)          "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                            (dd)        "Performance Award" means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

                            (ee)        "Performance Period" means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

                            (ff)          "Performance Share" means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

                            (gg)        "Performance Unit" means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

                            (hh)        "Prior Plans" means the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan and the LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock And Incentive Compensation Plan.

                            (ii)           "Related Entity" means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, which is an affiliate controlled by the Company or a Subsidiary.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 3

APPENDIX A

                            (jj)           "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

                            (kk)        "Restricted Stock Award" means an Award granted to a Participant under Section 6(d) hereof.

                            (ll)           "Restricted Stock Unit" means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

                            (mm)      "Restricted Stock Unit Award" means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

                            (nn)        "Restriction Period" means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

                            (oo)        "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                            (pp)        "Shares" means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

                            (qq)        "Stock Appreciation Right" means a right granted to a Participant under Section 6(c) hereof.

                            (rr)          "Stockholder Approval Date" means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, and the applicable requirements under the rules of the Listing Market.

                            (ss)          "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or any other entity that is an affiliate controlled by the Company or another Subsidiary; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

                            (tt)          "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

              3.            Administration.

                            (a)            Authority of the Committee.    The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the "Committee" shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

                            (b)            Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall

A- 4	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as "performance-based compensation" under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

                            (c)            Clawback.    The Committee shall have full authority to implement any policies and procedures that it determines to be necessary or appropriate to comply with applicable securities laws or other laws, including, without limitation, Section 10D of the Exchange Act and any rules promulgated thereunder, including without limitation, including in any Award Agreement, or amending any outstanding Award Agreement, without the consent of any Participant, to include language for the clawback (recapture) by the Company of any benefits under the Award Agreement that the Committee deems necessary or appropriate to comply with that statutory provision and those rules.

                            (d)            Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

              4.            Shares Subject to Plan.

                            (a)            Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total aggregate number of Shares reserved and available for delivery under the Plan shall be three million six hundred thousand (3,600,000). Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares; provided, however, that any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and 09/100 (2.09) Shares for every one (1) Share granted.

                            (b)            Application of Limitation to Grants of Awards.    No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

                            (c)            Availability of Shares Not Delivered under Awards and Adjustments to Limits.

                                           (i)           If any Shares subject to (A) any Award, or after the Stockholder Approval Date, Shares subject to any awards granted under the Prior Plans, are forfeited, expire or otherwise terminate without issuance of such Shares, or (B) any Award, other than a Stock Appreciation Right Award, or after the Stockholder Approval Date, Shares subject to any award, other than a stock appreciation right, granted under the Prior Plans, that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards or awards under the Prior Plans were subject, shall, to the extent of such forfeiture, expiration, or termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iii) below.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 5

APPENDIX A

                                           (ii)          Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

                                           (iii)         Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan or any award (including awards other than an option or stock appreciation right award) granted under the Prior Plans, and as two and 09/100 (2.09) Shares if such Share was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan.

                                           (iv)         Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be three million six hundred thousand (3,600,000) Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

                                           (v)          Notwithstanding anything in this Section 4(c) to the contrary, the following Shares shall not be available for delivery with respect to Awards under the Plan:

                                                         (A)          Shares tendered by a Participant or Shares withheld by the Company that were otherwise deliverable pursuant to an Option Award under the Plan or an option award under the Prior Plans to pay the exercise price of an Award under the Plan or an award under the Prior Plans that is exercised after the Stockholder Approval Date;

                                                         (B)          Shares tendered by a Participant or Shares withheld by the Company that were otherwise deliverable pursuant to the Award under the Plan or an award under the Prior Plans for the payment of withholding tax liabilities arising from an Award under the Plan or an award under the Prior Plans in which the withholding tax liability arises after the Stockholder Approval Date; and

                                                         (C)          Shares reacquired by the Company on the open market using the cash actually received by the Company for the exercise price in connection with the exercise of an Option Award or an option award granted under the Prior Plans that is exercised after the Stockholder Approval Date.

                                           (vi)         Upon the exercise of a Stock Appreciation Right, the number of Shares counted against the Shares available under the Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.

                            (d)            No Further Awards Under Prior Plans.    In light of the adoption of this Plan, no further awards shall be made under the Prior Plans after the Stockholder Approval Date.

              5.            Eligibility; Per-Person Award Limitations.

                            (a)           Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards denominated in or valued by reference to a designated number of Shares and that are intended to qualify as "performance-based compensation" exempt from the deduction limitations imposed under Section 162(m) of the Code, with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units that are intended to qualify as "performance-based compensation" exempt from the deduction limitations imposed under Section 162(m) of the Code, is (x) $5,000,000 with respect to any 12 month Performance

A- 6	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

Period (not pro-rated for any Performance Period that is less than 12 months), and (y) with respect to any Performance Period that is more than 12 months, $5,000,000 multiplied by the number of full or partial 12 months periods that are in the Performance Period.

                            (b)           Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Outside Director, other than a Restricted Stock Unit Award granted to an Outside Director in lieu of receiving all or a portion of the Annual Retainer otherwise payable to the Outside Director, during any single calendar year shall not exceed $500,000.

              6.            Specific Terms of Awards.

                            (a)            General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant's Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

                            (b)            Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

                                           (i)            Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, or (D) buy out an underwater Option Award using cash or another Award, without approval of the Company's stockholders.

                                           (ii)            Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

                                           (iii)            Restrictions on Transfer of Shares.    The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the Shares issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Shares subject to such transfer restrictions will remain in the physical

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 7

APPENDIX A

custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the Shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6(b)(iii), the Participant will have all rights of a stockholder with respect to any such Shares acquired upon an Option exercise, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

                                           (iv)            Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                                                         (A)          the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

                                                         (B)          the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

                                                         (C)          if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                                           (v)            Term.    The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

                            (c)            Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a "Tandem Stock Appreciation Right"), or without regard to any Option (a "Freestanding Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

                                           (i)            Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, or (D) buy out an underwater Stock Appreciation Right Award using cash or another Award, without stockholder approval.

A- 8	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

                                           (ii)            Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

                                           (iii)            Tandem Stock Appreciation Rights.    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

                                           (iv)            Term.    The term of each Stock Appreciation Right shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Stock Appreciation Right exceed a period of ten years.

                            (d)            Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

                                           (i)            Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                                           (ii)            Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                                           (iii)            Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 9

APPENDIX A

                                           (iv)            Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Except as otherwise provided in any Award Agreement, (A) dividends or other distributions payable with respect to a Restricted Stock Award shall be paid on the date or dates the Shares subject to the Restricted Stock Award to which such dividends or other distributions relate, become vested and transferable, with such dividends or other distributions to be accumulated, without interest, by the Company (the "Accumulated Dividends"), (B) all Accumulated Dividends payable with respect to a Restricted Stock Award shall be paid in cash, and (C) any Accumulated Dividends with respect to a Restricted Stock Award shall be forfeited and all rights of the Participant to such Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless the Shares subject to the Restricted Stock Award to which such Accumulated Dividends relate become vested pursuant to the terms of the Restricted Stock Award and this Plan. Notwithstanding the provisions of this Section 6(d)(iv), cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall either (x) not be paid or credited or (y) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

                            (e)            Restricted Stock Unit Award.    The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

                                           (i)            Award and Restrictions.    Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

                                           (ii)            Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant's Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

                                           (iii)            Dividend Equivalents.    Unless otherwise determined by the Committee at the date of grant and except as otherwise provided below, Dividend Equivalents shall be granted in connection with any Restricted Stock Unit Award. Except as otherwise provided in any Award Agreement, (A) Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid on the date or dates the portion of the Restricted Stock Unit Award to which such Dividend Equivalents relates, is satisfied under Section 6(e)(i), with such Dividend Equivalents to be accumulated, without interest, by the Company (the "Accumulated Dividend Equivalents"), (B) all Accumulated Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid in cash, and (C) any Accumulated Dividend Equivalents with respect to a Restricted Stock Unit Award shall be forfeited and all rights of the Participant to such Accumulated Dividend Equivalents shall terminate, without further obligation on the part of the Company, unless the portion of the Restricted Stock Unit Award to which such Accumulated Dividend Equivalents relate become vested pursuant to the terms of the Restricted Stock Unit Award and this Plan. Notwithstanding the foregoing, the applicable Award Agreement may specify whether any Dividend Equivalents shall be paid at the dividend payment

A- 10	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code). Notwithstanding the provisions of this Section 6(e)(iii), Dividend Equivalents credited in connection with a Restricted Stock Unit Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited.

                            (f)            Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, including, without limitation, permitting Outside Directors to elect to receive a Restricted Stock Unit Award in lieu of receiving all or a portion of the Annual Retainer otherwise payable to the Outside Director, in accordance with procedures adopted by the Committee and the Company's insider trading policy; provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

                            (g)            Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments, in connection with another Award, other than Option or Stock Appreciation Right Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award, other than an Option or Stock Appreciation Right Award, that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

                            (h)            Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Dividend Equivalents credited in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such Dividend Equivalents have been credited.

                            (i)            Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 11

APPENDIX A

forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Dividend Equivalents credited in connection with Other Stock-Based Awards that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Other Stock-Based Awards with respect to which such Dividend Equivalents have been credited.

              7.            Certain Provisions Applicable to Awards.

                            (a)            Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone (except for Dividend Equivalent Awards) or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered, provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

                            (b)            Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

                            (c)            Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Sections 7(e) and 9(a)(iv) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

                            (d)            Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

A- 12	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

                            (e)            Code Section 409A.

                                           (i)           The Award Agreement for any Award that the Committee reasonably determines to constitute a "nonqualified deferred compensation plan" under Section 409A of the Code (a "Section 409A Plan"), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

                                           (ii)          If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

                                                         (A)          Payments under the Section 409A Plan may be made only upon (u) the Participant's "separation from service", (v) the date the Participant becomes "disabled", (w) the Participant's death, (x) a "specified time (or pursuant to a fixed schedule)" specified in the Award Agreement at the date of the deferral of such compensation, (y) a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets" of the Company, or (z) the occurrence of an "unforeseeble emergency";

                                                         (B)          The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

                                                         (C)          Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

                                                         (D)          In the case of any Participant who is "specified employee", a distribution on account of a "separation from service" may not be made before the date which is six months after the date of the Participant's "separation from service" (or, if earlier, the date of the Participant's death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

                                           (iii)         Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

              8.            Code Section 162(m) Provisions.

                            (a)            Covered Employees.    The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and is intended to qualify as "performance-based compensation" that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

                            (b)            Performance Criteria.    If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 13

APPENDIX A

criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

                            (c)            Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

                            (d)            Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

                            (e)            Committee Certification.    No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Section 162(m) of the Code.

              9.            Change in Control.

                            (a)            Effect of "Change in Control."    If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a "Change in Control," as defined in Section 9(b):

                                           (i)           Except as otherwise provided in Section 9(a)(iv), any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

                                           (ii)          Except as otherwise provided in Section 9(a)(iv), any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

A- 14	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

                                           (iii)         Except as otherwise provided in Section 9(a)(iv), with respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

                                           (iv)         Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. Notwithstanding the foregoing, if and to the extent provided in an Award Agreement and on such terms and conditions as may be set forth in an Award Agreement, in the event a Participant's employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Participant for Good Reason within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

                            (b)            Definition of "Change in Control".    Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a "Change in Control" shall mean the occurrence of any of the following:

                                           (i)           An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or, (2) any Company or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a "Control Subsidiary"), or (B) the Company or any Control Subsidiary; or

                                           (ii)          The individuals who, as of the date the Company issues any class of equity securities required to be registered under section 12 of the Exchange Act, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (A) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (B) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this Section 9(b); or

                                           (iii)         Consummation, after approval by stockholders of the Company, of:

                                                         (A)          A merger, consolidation or reorganization involving the Company, unless,

                                                                       (1)          The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the outstanding Voting Securities of the company resulting from such merger or consolidation or reorganization or its parent company (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 15

APPENDIX A

                                                                       (2)          The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Company; and

                                                                       (3)          No Person (other than the Company, any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Company's then outstanding Voting Securities.

                                                         (B)          A complete liquidation or dissolution of the Company; or

                                                         (C)          The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Control Subsidiary).

              Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              10.            General Provisions.

                            (a)            Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

                            (b)            Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon) and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the Plan are then registered under such Act). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                            (c)            Adjustments.

                                           (i)            Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any

A- 16	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

                                           (ii)            Adjustments in Case of Certain Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee; provided, however, the provisions set forth in Section 9(a)(iv) shall apply with respect to the following approaches in subsections (A) through (D) below, regardless of whether the transaction constitutes a Change in Control: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

                                           (iii)            Other Adjustments.    The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 17

APPENDIX A

to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

                            (d)            Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award not to be in excess of the minimum statutory withholding required, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations not in excess of the minimum statutory withholding required, either on a mandatory or elective basis in the discretion of the Committee.

                            (e)            Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

                            (f)            Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company's or any Related Entity's business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

                            (g)            Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the

A- 18	2013 Proxy Statement | LifePoint Hospitals, Inc.

APPENDIX A

Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

                            (h)            Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

                            (i)            Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                            (j)            Governing Law.    Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

                            (k)            Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

                            (l)            Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

                            (m)            Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                            (n)            Plan Effective Date and Stockholder Approval; Termination of Plan.    The Plan was adopted by the Board on April 17, 2013 and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

LifePoint Hospitals, Inc. | 2013 Proxy Statement	A- 19

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by LifePoint Hospitals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LIFEPOINT HOSPITALS, INC. 103 POWELL COURT BRENTWOOD, TN 37027 M59640-P34526 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except LIFEPOINT HOSPITALS, INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Gregory T. Bier 02) DeWitt Ezell, Jr. Abstain For Against The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. ! ! ! 3. Advisory vote to approve the compensation of the Company's named executive officers as presented in the proxy statement. ! ! ! 4. Approval of the Company's 2013 Long-Term Incentive Plan. NOTE: In their discretion, the proxies named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. If you are a participant in the LifePoint Hospitals, Inc. Retirement Plan, the trustee named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name appears on this proxy/voting instruction card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT! If you do not plan to vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M59641-P34526 This Proxy/Voting Instruction is solicited on behalf of the Company's Board of Directors LIFEPOINT HOSPITALS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2013 The undersigned hereby authorizes and appoints Paul D. Gilbert and Christy S. Green, or either of them, with power of substitution, as proxies to vote all shares of Common Stock of LifePoint Hospitals, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 3:00 p.m. Central Daylight Time on June 4, 2013, and any adjournment thereof, as indicated on the reverse side of this proxy/voting instruction card. The undersigned, if a participant in the LifePoint Hospitals, Inc. Retirement Plan, hereby instructs Reliance Trust Company, the trustee (the "Trustee") of the Trust Fund under the LifePoint Hospitals, Inc. Retirement Plan, to vote all of the shares of Common Stock of the Company allocated to the undersigned's Plan account as specified on the reverse side of the proxy/voting instruction card at the Annual Meeting of Stockholders to be held on June 4, 2013. This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers and FOR the approval of the Company's 2013 Long-Term Incentive Plan. THIS PROXY/VOTING INSTRUCTION MUST BE DATED AND SIGNED ON THE REVERSE SIDE